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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DUKE ENERGY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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March 20, 2009
Dear Shareholder:

            I am pleased to invite you to our annual meeting to be held on May 7, 2009, in the O. J. Miller Auditorium located in our Charlotte headquarters building.

            As explained in the enclosed proxy statement, at this year's meeting you will be asked to vote for the election of directors, to ratify the selection of the independent public accountant and to consider any other business that may properly come before the meeting.

            It is important that all Duke Energy shareholders, regardless of the number of shares owned, participate in the affairs of the Company. At Duke Energy's last annual meeting, in May 2008, over 86 percent of Duke Energy's shares were represented in person or by proxy.

            Even if you plan to attend this year's meeting, it is a good idea to vote your shares now before the meeting, in the event your plans change. You may mark, date and sign the proxy card and return it to us. Alternatively, you may also vote by telephone or the internet. Please follow the voting instructions that are included on your proxy card.

            Whether you choose to vote by mail, telephone or internet, your response is greatly appreciated.

            We hope you will find it possible to attend this year's meeting, and thank you for your continued interest in Duke Energy.

Sincerely,

James E. Rogers Chairman, President and Chief Executive Officer

Duke Energy Corporation
526 South Church Street
Charlotte, NC 28202-1802

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 7, 2009

March 20, 2009

            We will convene the annual meeting of shareholders of Duke Energy Corporation on Thursday, May 7, 2009, at 10:00 a.m. in the O. J. Miller Auditorium in the Energy Center located at 526 South Church Street in Charlotte, North Carolina.

            The purpose of the annual meeting is to consider and take action on the following:

    1.
    Election of directors;

    2.
    Ratification of Deloitte & Touche LLP as Duke Energy's independent public accountant for 2009; and

    3.
    Transact any other business that may properly come before the meeting (or any adjournment or postponement of the meeting).

            Shareholders of record as of the close of business on March 12, 2009, are entitled to vote at the annual meeting. It is important that your shares be represented at this meeting.

            Whether or not you expect to be present at the annual meeting, please vote by marking, dating and signing the proxy card and returning it to us. You may also vote by telephone or internet. Please follow the voting instructions that are included on your proxy card. Regardless of the manner in which you vote, we urge and greatly appreciate your prompt response.

By order of the Board of Directors.

Marc E. Manly Group Executive, Chief Legal Officer and Corporate Secretary

This proxy statement was first made available to shareholders on or about March 20, 2009.

FREQUENTLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	On what am I voting?
A:	• Election of directors; and
• Ratification of Deloitte & Touche LLP ("Deloitte") as Duke Energy Corporation's ("Duke Energy") independent public accountant for 2009.
Q:	Who can vote?
A:
Holders of Duke Energy's common stock as of the close of business on the record date, March 12, 2009, are entitled to vote, either in person or by proxy, at the annual meeting. Each share of Duke Energy common stock has one vote.
Q:	How do I vote?
A:	By Proxy – Before the annual meeting, you can give a proxy to vote your shares of Duke Energy common stock in one of the following ways:
• by telephone;
• by internet; or
• by completing and signing your proxy card and mailing it in time to be received prior to the annual meeting.

The telephone and internet voting procedures are designed to confirm your identity, to allow you to give your voting instructions and to verify that your instructions have been properly recorded. If you wish to vote by telephone or internet, please follow the instructions that are included on your proxy card.

If you mail us your properly completed and signed proxy card, or vote by telephone or internet, your shares of Duke Energy common stock will be voted according to the choices that you specify. If you sign and mail your proxy card without marking any choices, your proxy will be voted:
• FOR the election of all nominees for director; and
• FOR the ratification of Deloitte as Duke Energy's independent public accountant for 2009.

We do not expect that any other matters will be brought before the annual meeting. However, by giving your proxy, you appoint the persons named as proxies as your representatives at the annual meeting. If an issue should arise for vote at the annual meeting that is not included in the proxy material, the proxy holders will vote your shares in accordance with their best judgment.

In Person – You may come to the annual meeting and cast your vote there. If your shares are held in the name of your broker, bank or other nominee and you wish to vote at the annual meeting, you must bring an account statement or letter from the nominee indicating that you were the owner of the shares on March 12, 2009.
Q:	May I change or revoke my vote?
A:	Yes. You may change your vote or revoke your proxy at any time by:
• notifying Duke Energy's Corporate Secretary in writing that you are revoking your proxy;
• providing another signed proxy that is dated after the proxy you wish to revoke;
• using the telephone or internet voting procedures; or
• attending the annual meeting and voting in person.
Q:	Will my shares be voted if I do not provide my proxy?
A:
It depends on whether you hold your shares in your own name or in the name of a bank or brokerage firm. If you hold your shares directly in your own name, they will not be voted unless you provide a proxy or vote in person at the meeting.

Brokerage firms generally have the authority to vote customers' unvoted shares on certain "routine" matters. If your shares are held in the name of a brokerage firm, the brokerage firm can vote your shares for the election of directors and for ratification of Deloitte as Duke Energy's independent public accountant for 2009 if you do not timely provide your proxy because these matters are considered "routine" under the applicable rules.
Q:
As a participant in the Duke Energy Retirement Savings Plan, the Duke Energy Retirement Savings Plan for Legacy Cinergy Union Employees (Midwest) or the Duke Energy Retirement Savings Plan for Legacy Cinergy Union Employees (IBEW 1393), how do I vote shares held in my plan account?
A:
If you are a participant in any of these plans, you have the right to provide voting directions to the plan trustee, by submitting your proxy card, for those shares of Duke Energy common stock that are held by the plan and allocated to your account. Plan participant proxies are treated confidentially.

If you elect not to provide voting directions to the plan trustee, the plan trustee will vote the Duke Energy shares allocated to your plan account in the same proportion as those shares held by the plan for which the plan trustee has received voting directions from other plan participants. The plan trustee will follow participants' voting directions and the plan procedure for voting in the absence of voting directions, unless it determines that to do so would be contrary to the Employee Retirement Income Security Act of 1974. Because the plan trustee must process voting instructions from participants before the date of the annual meeting, you are urged to deliver your instructions no later than May 1, 2009.

Q:	What constitutes a quorum?
A:
As of the record date, 1,283,368,233 shares of Duke Energy common stock were issued and outstanding and entitled to vote at the annual meeting. In order to conduct the annual meeting, a majority of the shares entitled to vote must be present in person or by proxy. This is referred to as a "quorum." If you submit a properly executed proxy card or vote by telephone or on the internet, you will be considered part of the quorum. Abstentions and broker "non-votes" will be counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a bank, broker or other nominee who holds shares for another person has not received voting instructions from the owner of the shares and, under New York Stock Exchange ("NYSE") listing standards, does not have discretionary authority to vote on a matter.
Q:	What vote is needed to approve the matters submitted?
A:
Directors are elected by a plurality of the votes cast at the meeting, subject to the Board of Directors' policy regarding resignations for directors who do not receive a majority of "FOR" votes. "Plurality" means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. The affirmative vote of a majority of the shares present and entitled to vote at the annual meeting is required to approve the ratification of Deloitte as Duke Energy's independent public accountant for 2009. In tabulating the vote on any matter other than the election of directors, abstentions will have the same effect as votes against the matter and shares that are the subject of a broker "non-vote" will be deemed absent and will have no effect on the outcome of the vote.
Q:	Who conducts the proxy solicitation and how much will it cost?
A:
Duke Energy is requesting your proxy for the annual meeting and will pay all the costs of requesting shareholder proxies. We have hired Georgeson Shareholder Communications, Inc. to help us send out the proxy materials and request proxies. Georgeson's fee for these services is $20,000, plus out-of-pocket expenses. We can request proxies through the mail or personally by telephone, fax or other means. We can use directors, officers and other employees of Duke Energy to request proxies. Directors, officers and other employees will not receive additional compensation for these services. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of Duke Energy common stock.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors

            The Board of Directors of Duke Energy currently consists of 10 members. Effective January 15, 2009, Ms. Mary L. Schapiro resigned from the Board of Directors, after being nominated, and subsequently confirmed, to serve as Chairman of the Securities and Exchange Commission. We have a declassified Board of Directors, which means all of the directors are voted on every year at the annual meeting.

            If any director is unable to stand for election, the Board of Directors may reduce the number of directors or designate a substitute. In that case, shares represented by proxies may be voted for a substitute director. We do not expect that any nominee will be unavailable or unable to serve. The Corporate Governance Committee, comprised of only independent directors, has recommended the following candidates as nominees for directors and the Board of Directors has approved their nomination for election:

William Barnet, III
Director of Duke Energy or its predecessor companies since 2005
Chairman, President and Chief Executive Officer
The Barnet Company Inc. and Barnet Development Corporation
Age 66

Mr. Barnet has served as Chairman, President and CEO of The Barnet Company Inc. since 2001 and Barnet Development Corporation since 1990. Both companies are real estate and investment firms. Mr. Barnet is the mayor of Spartanburg, S.C. and is also a member of the board of directors of Bank of America. In March 2006, Mr. Barnet was named as a Trustee of the Duke Endowment.

G. Alex Bernhardt, Sr.
Director of Duke Energy or its predecessor companies since 1991
Chairman and CEO
Bernhardt Furniture Company
Age 66

Mr. Bernhardt has been associated with Bernhardt Furniture Company, a furniture manufacturer, since 1965. He was named President and a director in 1976 and became Chairman and CEO in 1996.

Michael G. Browning
Director of Duke Energy or its predecessor companies since 1990
Chairman and President
Browning Investments, Inc.
Age 62

Mr. Browning has been Chairman and President of Browning Investments, Inc., a real estate development firm, since 1981. He also serves as owner, general partner or managing member of various real estate entities.

Daniel R. DiMicco
Director of Duke Energy or its predecessor companies since 2007
Chairman, President and Chief Executive Officer
Nucor Corporation
Age 58

Mr. DiMicco has served as President and Chief Executive Officer of Nucor Corporation, a steel company, since 2000. He has been a member of the Nucor Board of Directors since 2000 and has served as its Chairman since 2006. Mr. DiMicco is a former chair of the American Iron and Steel Institute.

Ann Maynard Gray
Director of Duke Energy or its predecessor companies since 1994
Former Vice President, ABC, Inc. and
Former President, Diversified Publishing Group of ABC, Inc.
Age 63

Ms. Gray was President, Diversified Publishing Group of ABC, Inc., a television, radio and publishing company, from 1991 until 1997, and was a Corporate Vice President of ABC, Inc. and its predecessors from 1979 to 1998. Ms. Gray has served as a director for various public companies, including Duke Energy Corporation, for a number of years. She is currently a director of Elan Corporation, plc and The Phoenix Companies, Inc.

James H. Hance, Jr.
Director of Duke Energy or its predecessor companies since 2005
Retired Vice Chairman and Chief Financial Officer
Bank of America
Age 64

Mr. Hance was Vice Chairman of Bank of America from 1994 until his retirement in 2005 and served as Chief Financial Officer from 1988 to 2004. Since retiring in 2005, Mr. Hance has served as a director for various public companies, including Duke Energy Corporation. Mr. Hance is a certified public accountant and spent 17 years with Price Waterhouse (now PricewaterhouseCoopers LLP). He is a director of Sprint Nextel Corporation, Cousins Properties Incorporated and Rayonier Inc. Mr. Hance also serves as a Senior Advisor to the Carlyle Group.

James T. Rhodes
Director of Duke Energy or its predecessor companies since 2001
Retired Chairman, President and CEO
Institute of Nuclear Power Operations
Age 67

Dr. Rhodes was Chairman and CEO of the Institute of Nuclear Power Operations, a nonprofit corporation promoting safety, reliability and excellence in nuclear plant operation, from 1998 to 1999 and Chairman, President and CEO from 1999 until his retirement in 2001. He served as President and CEO of Virginia Electric & Power Company, a subsidiary of Dominion Resources, Inc., from 1989 until 1997. Dr. Rhodes is a member of the Advisory Council for the Electric Power Research Institute.

James E. Rogers
Director of Duke Energy or its predecessor companies since 1988
Chairman, President and Chief Executive Officer
Duke Energy Corporation
Age 61

Mr. Rogers has served as President, CEO and a member of the Board of Directors of Duke Energy since its merger with Cinergy Corp. in 2006 and has served as Chairman since 2007. Mr. Rogers was Chairman and CEO of Cinergy Corp. from 1994 until its merger with Duke Energy. He was formerly Chairman, President and CEO of PSI Energy, Inc. from 1988 until 1994. Mr. Rogers is a director of Applied Materials, Inc. and CIGNA Corporation.

Philip R. Sharp
Director of Duke Energy or its predecessor companies since 2007
President
Resources for the Future
Age 66

Dr. Sharp has served as President of Resources for the Future since 2005. He joined Duke Energy's Board of Directors in 2007, having previously served on the board of directors of one of its predecessor companies from 1995 to 2006. Dr. Sharp was a member of Congress from Indiana for 20 years, serving on the House Energy and Commerce Committee. He currently serves as Congressional Chair of the non-profit National Commission on Energy Policy.

Dudley S. Taft
Director of Duke Energy or its predecessor companies since 1985
President and CEO
Taft Broadcasting Company
Age 68

Mr. Taft has served as President and CEO of Taft Broadcasting Company, which holds investments in media-related activities, since 1987. He is a director of Fifth Third Bancorp.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE.

INFORMATION ON THE BOARD OF DIRECTORS

Board of Directors' Meetings and Attendance

            The Board of Directors of Duke Energy met 8 times during 2008. No director attended less than 75 percent of the total of the Board of Directors' meetings and the meetings of the committees upon which he or she served. Ms. Gray was appointed by the Board of Directors as lead director on April 4, 2006. The lead director is responsible for leading, in conjunction with the Corporate Governance Committee, the process for review of the Chief Executive Officer and Board, presiding at Board of Directors' meetings when the Chairman is not present, presiding at executive sessions of the non-management directors, assisting in the setting of the Board of Directors' meeting agendas with the Chairman and serving as a liaison between the independent directors and the Chairman and the Chief Executive Officer. Directors are encouraged to attend the annual meeting of shareholders. All members of the Board of Directors attended Duke Energy's last annual meeting of shareholders on May 8, 2008.

Independence of Directors

            The Board of Directors may determine a director to be independent if the Board of Directors has affirmatively determined that the director has no material relationship with Duke Energy or its subsidiaries (references in this proxy statement to Duke Energy's subsidiaries shall mean its consolidated subsidiaries), either directly or as a shareholder, director, officer or employee of an organization that has a relationship with Duke Energy or its subsidiaries. Independence determinations will be made on an annual basis at the time the Board of Directors approves director nominees for inclusion in the annual proxy statement and, if a director joins the Board of Directors in the interim, at such time.

            The Board of Directors has determined that none of the directors, other than Mr. Rogers, has a material relationship with Duke Energy or its subsidiaries, and all are, therefore, independent under the listing standards of the NYSE. In arriving at this determination, the Board of Directors considered all transactions and relationships between each director or any member of his or her immediate family and Duke Energy and its subsidiaries.

            To assist in this determination, the Board of Directors uses the following categorical standards for relationships that are deemed not to impair a director's independence:

Relationship		Requirements for Immateriality of Relationship

Personal Relationships

The director or immediate family member resides within a service area of, and is provided with utility service by, Duke Energy or its subsidiaries.	•	Utility services must be provided in the ordinary course of the provider's business and at rates or charges fixed in conformity with law or governmental authority, or if the service is unregulated, on arm's-length terms.
The director or immediate family member holds securities issued publicly by Duke Energy or its subsidiaries.	•	The director or immediate family member can receive no extra benefit not shared on a pro rata basis.

The director or immediate family member receives pension or other form of deferred compensation for prior service, or other compensation unrelated to director or meeting fees, from Duke Energy or its subsidiaries.	• •	The compensation cannot be contingent in any way on continued service, and

The director has not been employed by Duke Energy or any company that was a subsidiary of Duke Energy at the time of such employment for at least three years, or the immediate family member has not been an executive officer of Duke Energy for at least three years and any such compensation that is not pension or other form of deferred compensation for prior service cannot exceed $10,000 per year.

Business Relationships

Payments for property or services are made between Duke Energy or its subsidiaries and a company associated* with the director or immediate family member who is an executive officer of the associated company.	• •
Payment amounts must not exceed the greater of $1,000,000 and 2% of the associated company's revenues in any of its last three fiscal years, and

Relationship must be in the ordinary course of Duke Energy's or its subsidiary's business and on arm's-length terms.
Indebtedness is outstanding between Duke Energy or its subsidiaries and a company associated* with the director or immediate family member.	• •
Indebtedness amounts must not exceed 5% of the associated company's assets in any of its last three fiscal years, and

Relationship must be in the ordinary course of Duke Energy's or its subsidiary's business and on arm's-length terms.

The director or immediate family member is a nonmanagement director of a company that does business with Duke Energy or its subsidiaries or in which Duke Energy or its subsidiaries have an equity interest.	•	The business must be done in the ordinary course of Duke Energy's or its subsidiary's business and on arm's-length terms.

An immediate family member is an employee (other than an executive officer) of a company that does business with Duke Energy or its subsidiaries or in which Duke Energy or its subsidiaries have an equity interest.	•	If the immediate family member lives in the director's home, the business must be done in the ordinary course of Duke Energy's or its subsidiary's business and on arm's-length terms.

The director and his or her immediate family members together own 5% or less of a company that does business with Duke Energy or its subsidiaries or in which Duke Energy or its subsidiaries have an equity interest.	•	None

Charitable Relationships

Charitable donations or pledges are made by Duke Energy or its subsidiaries to a charity associated* with the director or immediate family member.	•	Donations and pledges must not result in payments exceeding the greater of $100,000 and 2% of the charity's revenues in any of its last three fiscal years.
A charity associated* with the director or immediate family member is located within a service area of, and is provided with utility service by, Duke Energy or its subsidiaries.	•
Utility service must be provided in the ordinary course of the provider's business and at rates or charges fixed in conformity with law or governmental authority, or if the service is unregulated, on arm's-length terms.
Payments for property or services are made between Duke Energy or its subsidiaries and a charity associated* with the director or immediate family member.	•	Relationships must be in the ordinary course of Duke Energy's or its subsidiary's business and on arm's-length terms or subject to competitive bidding.

*
An "associated" company or charity is one (a) for which the director or immediate family member is an officer, director, advisory board member, trustee, general partner, principal or employee, or (b) of which the director and immediate family members together own more than 5%.

            For purposes of these standards, immediate family members include a director's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than domestic employees) who shares the director's home. For purposes of the contribution relationship described under "Charitable Relationships" above, payments exclude amounts contributed or pledged to match employee contributions or pledges.

Board of Directors' Committees

            The Board of Directors has the five standing committees described below:

  •
  Audit Committee Overview

    The Audit Committee selects and retains a firm of independent public accountants to conduct audits of the accounts of Duke Energy and its subsidiaries. It also reviews with the independent public accountants the scope and results of their audits, as well as the accounting procedures, internal controls, and accounting and financial reporting policies and practices of Duke Energy and its subsidiaries, and makes reports and recommendations to the Board of Directors as it deems appropriate. The Audit Committee is responsible for approving all audit and permissible non-audit services provided to Duke Energy by its independent public accountants. Pursuant to this responsibility, the Audit Committee adopted the policy on Engaging the Independent Auditor for Services, which provides that the Audit Committee will establish detailed services and related fee levels that may be provided by the independent public accountants and review such policy annually. See page 18 for additional information on the Audit Committee's pre-approval policy.
    The Board of Directors has determined that Dr. Rhodes is an "audit committee financial expert" as such term is defined in Item 401(h) of Regulation S-K. See page 6 for a description of his business experience.
    This committee met 12 times in 2008. During 2008, the Audit Committee was comprised of

    Ms. Schapiro (Chair) and Mr. Bernhardt, Dr. Rhodes and Dr. Sharp. Currently, the members are Mr. Browning (Chair), Mr. Bernhardt, Mr. DiMicco, Dr. Rhodes and Dr. Sharp. Each of these members has been determined to be "independent" within the meaning of the NYSE's listing standards, Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Company's categorical standards for independence. In addition, each of these members meets the financial literacy requirements for audit committee membership under the NYSE's rules and the rules and regulations of the Securities and Exchange Commission ("SEC").

  •
  Compensation Committee Overview

    The Compensation Committee establishes and reviews the overall compensation philosophy, reviews and approves the salaries and other compensation of certain employees, including all executive officers of Duke Energy, reviews and approves compensatory agreements with executive officers, approves equity grants and reviews the effectiveness of, and approves changes to, the compensation program. This committee also makes recommendations to the Board of Directors on compensation for outside directors.
    The Compensation Committee meets as often as is necessary to perform its duties and responsibilities. In 2008, the Compensation Committee met 8 times, and has met 3 times so far in 2009. During 2008, the Compensation Committee was comprised of Mr. Hance (Chair), Mr. Browning, Mr. DiMicco, Ms. Gray and Mr. Taft. Currently, the members are Mr. Hance (Chair), Mr. DiMicco, Ms. Gray and Mr. Taft. All current members of the Compensation Committee are considered to be "independent" within the meaning of the NYSE's listing standards and the Company's categorical standards for independence, to be "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and, other than Mr. DiMicco, to be "non-employee directors" within the meaning of Rule 16b-3 of the Exchange Act.
    The Compensation Committee Charter authorizes the Compensation Committee to engage advisors and compensation consultants. The Compensation Committee has engaged Frederic W. Cook & Company, Inc. to report directly to the Compensation Committee as its independent compensation consultant. Frederic W. Cook & Company, Inc. performs such tasks as the Compensation Committee or its Chairman may request. Management's role in the compensation-setting process is to recommend compensation programs and assemble information as requested by the Compensation Committee, which then exercises discretion in its decisions. The roles of the compensation consultant and management are described in more detail in the Compensation Discussion and Analysis.

  •
  Corporate Governance Committee Overview

    The Corporate Governance Committee considers matters related to corporate governance and formulates and periodically revises governance principles. It recommends the size and composition of the Board of Directors and its committees and recommends potential successors to the Chief Executive Officer. This committee also recommends to the Board of Directors the slate of nominees, including any nominees recommended by shareholders, for director for each year's annual meeting and, when vacancies occur, names of individuals who would make suitable directors of Duke Energy. This committee may engage an external search firm or a third party to identify or evaluate or to assist in identifying or evaluating a potential nominee. The committee also performs an annual evaluation of the performance of the Chief Executive Officer with input from the full Board of Directors.
    This committee met 6 times in 2008. During 2008, the Corporate Governance Committee was comprised of Ms. Gray (Chair), Mr. Browning, Mr. DiMicco and Ms. Schapiro. Currently, the members are Ms. Gray (Chair), Mr. Browning and Mr. DiMicco. Each of these members has been determined to be "independent" within the meaning of the NYSE's listing standards and the Company's categorical standards for independence.

  •
  Finance and Risk Management Committee Overview

    The Finance and Risk Management Committee reviews Duke Energy's financial and fiscal affairs and makes recommendations to the Board of Directors regarding dividends, financing and fiscal policies. It reviews the financial exposure of Duke Energy, as well as mitigating strategies, reviews Duke Energy's risk exposure as related to overall company portfolio and impact on earnings, and reviews the financial impacts of major transactions as related to mergers, acquisitions, reorganizations and divestitures.
    This committee met 9 times in 2008. During 2008, the Finance and Risk Management Committee was comprised of Mr. Barnet (Chair), Mr. Browning, Ms. Gray, Mr. Hance and Mr. Taft. Currently, the members are Mr. Barnet (Chair), Mr. Browning, Ms. Gray, Mr. Hance and Mr. Taft.

  •
  Nuclear Oversight Committee Overview

    The Nuclear Oversight Committee provides oversight of the nuclear safety, operational and financial performance, and long-term plans and strategies of Duke Energy's nuclear power program. The oversight role is one of review, observation and comment and in no way alters management's authority, responsibility or accountability.
    This committee met 4 times in 2008. During 2008, the Nuclear Oversight Committee was comprised of Dr. Rhodes (Chair), Mr. Barnet, Mr. Bernhardt and Dr. Sharp. Currently, the members are Dr. Rhodes (Chair), Mr. Barnet, Mr. Bernhardt and Dr. Sharp.

Each committee operates under a written charter adopted by the Board of Directors. The charters are posted on our website at www.duke-energy.com/corporate-governance/board-committee-charters.asp and are available in print to any shareholder upon request.

Board of Directors Committee Membership Roster (as of March 12, 2009)

Name	Audit	Compensation	Corporate Governance	Finance and Risk Management	Nuclear Oversight
William Barnet, III				X•	X
G. Alex Bernhardt, Sr.	X				X
Michael G. Browning	X•		X	X
Daniel R. DiMicco	X	X	X
Ann Maynard Gray		X	X•	X
James H. Hance, Jr.		X•		X
James T. Rhodes	X				X•
James E. Rogers
Philip R. Sharp	X				X
Dudley S. Taft		X		X

•
Committee Chair

Directors' Compensation

            Annual Retainer and Fees.    Effective May 8, 2008, the retainer and meeting fees paid to our outside directors consisted of:

		Meeting Fees
Type of Fee	Fee (Other Than for Meetings)($)	In-Person Attendance at Meetings Held in Conjunction With a Regular Board of Directors Meeting($)	In-Person Meetings Not Held in Conjunction With a Regular Board of Directors Meeting($)	Telephonic Participation in Meetings($)
Annual Board of Directors Retainer (Cash)	50,000
Annual Board of Directors Retainer (Stock)	100,000
Board of Directors Meeting Fees		2,000	2,500	2,000
Annual Lead Director Retainer	35,000
Annual Audit Committee Chair Retainer	20,000
Annual Chair Retainer (Other Committees)	10,000
Audit Committee Meeting Fees		3,000	2,500	2,000
Nuclear Oversight Committee Meeting Fees		4,000	2,500	2,000
Other Committee Meeting Fees		2,000	2,500	2,000

            The director compensation program was changed on May 8, 2008, to increase the annual lead director fee from $20,000 to $35,000 and to increase the annual chair retainer from $8,500 to $10,000 for all committees other than the Audit Committee, which remained at $20,000.

            Annual Stock Retainer for 2008.    In 2008, each director, with the exception of Mr. Cox whose service on the Board of Directors ended at the May 2008 annual meeting of shareholders, received the portion of his or her annual retainer that was payable in stock in the form of 5,390 fully-vested shares that were granted under the Duke Energy Corporation 2006 Long-Term Incentive Plan.

            Deferral Plans and Stock Purchases.    Directors may elect to receive all or a portion of their annual compensation, consisting of retainers and attendance fees, on a current basis, or defer such compensation under the Duke Energy Corporation Directors' Savings Plan. Deferred amounts are credited to an unfunded account for the director's benefit, the balance of which is adjusted for the performance of phantom investment options, including the Duke Energy common stock fund, as elected by the director. Each outside director will receive deferred amounts credited to his or her account generally following termination of his or her service from the Board of Directors, in accordance with his or her distribution elections.

            During 2008, the Duke Energy Corporation Directors' Savings Plan was amended to comply with Section 409A of the Code. The amendments impacted the timing and form of the payment of benefits under the Directors' Savings Plan. All members of the Board of Directors who participate in the Directors' Savings Plan were provided a one-time opportunity to elect to receive a lump sum payment of all or a portion of their benefits that are subject to Section 409A, payable in the form of a single lump sum in 2009. None of the current outside directors made such an election.

            Charitable Giving Program.    Duke Energy maintains a Directors' Charitable Giving Program. Eligibility for this program has been frozen and only Ms. Gray is eligible. Under this program, Duke Energy will make, upon the director's death, donations of up to $1,000,000 to charitable organizations selected by the director. A director may request that donations be made under this program during the director's lifetime, in which case the maximum donation will be reduced on an actuarially-determined net present value basis. In 2008, no donations were made on behalf of our current directors. Duke Energy maintains life insurance policies upon eligible directors to fund donations under the program. In addition, The Duke Energy Foundation, independent of Duke Energy, maintains The Duke Energy Foundation Matching Gifts Program under which directors (and current and retired employees) are eligible for matching contributions of up to $5,000 per director per calendar year to qualifying institutions.

            Expense Reimbursement and Insurance.    Duke Energy provides travel insurance to directors in the amount of $500,000, and reimburses directors for expenses reasonably incurred in connection with attendance and participation at Board of Directors and committee meetings and special functions.

            Gifts.    Duke Energy presented a 2008 holiday gift to each person who was an outside director as of December 31, 2008. The aggregate cost of all the gifts was approximately $2,295.

            Stock Ownership Guidelines.    Outside directors are subject to stock ownership guidelines, which establish a target level of ownership of Duke Energy common stock (or common stock equivalents). During 2008, the required ownership level was 4,000 shares, and all directors whose stock ownership target date was on or before December 31, 2008, met the ownership target. Beginning January 1, 2009, our stock ownership policy changed and each outside director is now required to own shares with a value equal to at least five times the annual cash retainer (i.e., an ownership level of $250,000) or retain 50% of his or her vested annual equity retainer.

            The following table describes the compensation earned during 2008 by each individual who served as an outside director during 2008.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(3)	Stock Awards ($)(4)	Option Awards ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
William Barnet, III	112,473	99,985	0	0	2,965	215,423
G. Alex Bernhardt, Sr.	106,500	107,662	103	9,380	466	224,111
Michael G. Browning	115,000	99,985	0	0	467	215,452
Phillip R. Cox(1)	44,616	0	0	0	90	44,706
Daniel R. DiMicco	100,500	99,985	0	0	466	200,951
Ann Maynard Gray	159,698	107,662	103	0	576	268,039
James H. Hance, Jr.	106,473	99,985	0	0	2,967	209,425
James T. Rhodes	129,473	107,662	103	0	463	237,701
Mary L. Schapiro(2)	118,967	99,985	0	0	5,575	224,527
Philip R. Sharp	115,500	99,985	0	0	2,964	218,449
Dudley S. Taft	103,000	99,985	0	0	466	203,451

(1)
Mr. Cox's service on the Board of Directors ended at the May 2008 annual meeting of shareholders.

(2)
Effective January 15, 2009, Ms. Schapiro resigned from the Board of Directors of Duke Energy.

(3)
Messrs. Bernhardt, Browning and DiMicco, Dr. Rhodes and Ms. Schapiro deferred $106,500; $115,000; $100,500; $64,736; and $118,967, respectively, of their 2008 cash compensation.

(4)
These columns reflect the aggregate dollar amount recognized for financial statement reporting purposes for 2008 with respect to the stock retainer and outstanding phantom share and option awards, and include amounts attributable to awards granted in prior years. The aggregate dollar amount was determined in accordance with the provision of Statement of Financial Accounting Standards (SFAS) No. 123R, Share-Based Payments (FAS 123R), but without regard to any estimate of forfeitures related to a service-based vesting condition. See Notes 20, 20, 20 and 21 of the consolidated financial statements in Duke Energy's Form 10-K for the years ended December 31, 2003, 2004, 2005 and 2008, respectively, as filed with the SEC, regarding assumptions underlying valuation of equity awards. The full grant date fair value of the fully-vested shares of Duke Energy common stock granted to each director during 2008, computed in accordance with FAS 123R, is $18.55. As of December 31, 2008, the aggregate number of outstanding option and phantom share awards, covering Duke Energy and Spectra Energy shares, for each outside director was as follows:

Name	Duke Energy Phantom Shares (#)	Spectra Energy Phantom Shares (#)	Duke Energy Stock Options (#)	Spectra Energy Stock Options (#)
William Barnet, III	0	0	0	0
G. Alex Bernhardt, Sr.	1,424	712	19,600	9,800
Michael G. Browning	0	0	0	0
Phillip R. Cox	0	0	0	0
Daniel R. DiMicco	0	0	0	0
Ann Maynard Gray	1,424	712	19,600	9,800
James H. Hance, Jr.	0	0	0	0
James T. Rhodes	1,424	712	8,000	4,000
Mary L. Schapiro	0	0	15,600	17,550
Philip R. Sharp	0	0	0	0
Dudley S. Taft	0	0	15,600	7,800

    Mr. Bernhardt, Dr. Rhodes and Ms. Gray received phantom shares on February 24, 2004; May 13, 2004; February 28, 2005; and May 12, 2005, all of which vest in equal annual installments on each of the first five anniversaries of the grant date. In addition, Mr. Bernhardt, Dr. Rhodes and Ms. Gray received stock option grants on February 25, 2003 that vested in equal annual installments on each of the first five anniversaries of the grant date, the last of which vested on February 25, 2008. Messrs. Bernhardt, Browning and DiMicco, Dr. Rhodes and Ms. Schapiro deferred their 2008 stock retainer of 5,390 Duke Energy shares.

(5)
Reflects above-market interest earned on a grandfathered investment fund previously provided under a predecessor plan to the Duke Energy Corporation Directors' Savings Plan. Participants can no longer defer compensation into the grandfathered investment fund, but continue to be credited with interest at the fixed rate on amounts previously deferred to such fund.

(6)
As described in the following table, All Other Compensation for 2008 includes matching gift contributions made by The Duke Energy Foundation in the director's name to a charitable organization, a business travel accident insurance premium of $2,668 that was prorated among the directors based on their service on the Duke Energy Board of Directors during

  2008 and a holiday gift (the amount of which varies for each director due to state sales taxes).

Name	Business Travel Accident Insurance ($)	Matching Charitable Contributions ($)	Holiday Gift ($)	Total ($)
William Barnet, III	258	2,500	207	2,965
G. Alex Bernhardt, Sr.	258	0	208	466
Michael G. Browning	258	0	209	467
Phillip R. Cox	90	0	0	90
Daniel R. DiMicco	258	0	208	466
Ann Maynard Gray	258	0	318	576
James H. Hance, Jr.	258	2,500	209	2,967
James T. Rhodes	258	0	205	463
Mary L. Schapiro	258	5,000	317	5,575
Philip R. Sharp	258	2,500	206	2,964
Dudley S. Taft	258	0	208	466

PROPOSAL 2: RATIFICATION OF DELOITTE & TOUCHE LLP AS DUKE ENERGY CORPORATION'S INDEPENDENT PUBLIC ACCOUNTANT FOR 2009

            Representatives of Deloitte are expected to be present at the annual meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions. Information on Deloitte's fees for services rendered in 2008 and 2007 follows:

Type of Fees	FY 2008	FY 2007
	(in millions)
Audit Fees(a)	$9,800,000	$11,580,000
Audit-Related Fees(b)	1,650,000	1,607,000
Tax Fees(c)	400,000	1,608,000
All Other Fees(d)	100,000	10,000

Total Fees	$11,950,000	$14,805,000

(a)
Audit Fees are fees billed, or expected to be billed, by Deloitte for professional services for the audit of Duke Energy's consolidated financial statements included in Duke Energy's annual report on Form 10-K and review of financial statements included in Duke Energy's quarterly reports on Form 10-Q, services that are normally provided by Deloitte in connection with statutory, regulatory or other filings or engagements or any other service performed by Deloitte to comply with generally accepted auditing standards. Audit fees also include fees billed or expected to be billed by Deloitte for professional services related to internal controls work under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations.

(b)
Audit-Related Fees are fees billed by Deloitte for assurance and related services that are reasonably related to the performance of an audit or review of Duke Energy's financial statements, including assistance with acquisitions and divestitures, internal control reviews and employee benefit plan audits.

(c)
Tax Fees are fees billed by Deloitte for tax return assistance and preparation, tax examination assistance and professional services related to tax planning and tax strategy.

(d)
All Other Fees are fees billed by Deloitte for any services not included in the first three categories, primarily translation of audited financials into foreign languages, accounting training and conferences.

            To safeguard the continued independence of the independent public accountant, the Audit Committee adopted a policy that provides that the independent public accountants are only permitted to provide services to Duke Energy and its subsidiaries that have been pre-approved by the Audit Committee. Pursuant to the policy, detailed audit services, audit-related services, tax services and certain other services have been specifically pre-approved up to certain categorical fee limits. In the event that the cost of any of these services may exceed the pre-approved limits, the Audit Committee must pre-approve the service. All other services that are not prohibited pursuant to the SEC's or other applicable regulatory bodies' rules or regulations must be specifically pre-approved by the Audit Committee. All services performed in 2008 and 2007 for Duke Energy by the independent public accountant were approved by the Audit Committee pursuant to its pre-approval policy.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF DELOITTE & TOUCHE LLP AS DUKE ENERGY CORPORATION'S INDEPENDENT PUBLIC ACCOUNTANT FOR 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table indicates the amount of Duke Energy common stock beneficially owned by the current directors, the executive officers listed in the Summary Compensation Table under Executive Compensation (referred to as the named executive officers), and all directors and executive officers as a group as of March 12, 2009.

Name or Identity of Group	Total Shares Beneficially Owned(1)	Percent of Class
William Barnet, III	24,256	*
G. Alex Bernhardt, Sr.	107,823	*
Michael G. Browning	226,935	*
Daniel R. DiMicco	15,450	*
Lynn J. Good	100,263	*
Ann Maynard Gray	88,292	*
James H. Hance, Jr.	38,397	*
David L. Hauser	312,352	*
Marc E. Manly	63,735	*
James T. Rhodes	48,338	*
James E. Rogers	4,406,765	*
Philip R. Sharp	13,049	*
Dudley S. Taft	109,333	*
James L. Turner	312,619	*
Directors and executive officers as a group (19)	6,470,019	*

*
Represents less than 1%.

(1)
Includes the following number of shares with respect to which directors and executive officers have the right to acquire beneficial ownership within sixty days of March 12, 2009: Mr. Barnet — 3,238; Mr. Bernhardt — 96,183; Mr. Browning — 91,780; Mr. DiMicco — 12,564; Ms. Good — 62,424; Ms. Gray — 51,832; Mr. Hance — 0; Mr. Hauser — 127,169; Mr. Manly — 38,476; Dr. Rhodes — 18,958; Mr. Rogers — 3,049,619; Dr. Sharp — 0; Mr. Taft — 15,600; Mr. Turner — 182,168; and all directors and executive officers as a group — 4,128,939.

            We are not aware of any shareholder who was the beneficial owner of more than 5% of Duke Energy's outstanding shares of common stock as of December 31, 2008. This information is based on the most recently available reports filed with the SEC and provided to us by the companies listed.

REPORT OF THE AUDIT COMMITTEE

            The following is the report of the Audit Committee with respect to Duke Energy's audited financial statements for the fiscal year ended December 31, 2008.

            The purpose of the Audit Committee is to assist the Board in its general oversight of Duke Energy's financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the committee and is available on our website at www.duke-energy.com/corporate-governance/board-committee-charters/audit.asp.

            The Audit Committee has reviewed and discussed the consolidated financial statements with management and Deloitte & Touche LLP ("Deloitte"), the Company's independent public accountants. Management is responsible for the preparation, presentation and integrity of Duke Energy's financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and, evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Deloitte is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States ("GAAP"), as well as expressing an opinion on the effectiveness of internal control over financial reporting.

            The Audit Committee reviewed the Company's audited financial statements with management and Deloitte, and met separately with both management and Deloitte to discuss and review those financial statements and reports prior to issuance. These discussions also addressed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. Management has represented, and Deloitte has confirmed, that the financial statements were prepared in accordance with GAAP.

            In addition, management completed the documentation, testing and evaluation of Duke Energy's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002, and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and Deloitte at each regularly scheduled Audit Committee meeting. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of the Company's internal control over financial reporting. The Audit Committee also reviewed the report of management contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 ("Form 10-K") filed with the SEC, as well as Deloitte's Report of Independent Registered Public Accounting Firm included in the Company's Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedules and (ii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee the Company's efforts related to its internal control over financial reporting and management's preparations for the evaluation in fiscal 2009.

            The Audit Committee has discussed with Deloitte the matters required to be discussed by professional and regulatory requirements, including, but not limited to, the standards of the Public Company Accounting Oversight Board regarding The Auditors' Communications with Those Charged with Governance. In addition, Deloitte has provided the Audit Committee with the written disclosures and the letter required by "Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence" that relates to Deloitte's independence from Duke Energy and its subsidiaries and the Audit Committee has discussed with Deloitte the firm's independence.

            Based on its review of the consolidated financial statements and discussions with and representations from management and Deloitte referred to above, the Audit Committee recommended that the audited financial statements be included in Duke Energy's Form 10-K, for filing with the SEC.

Audit Committee
Michael G. Browning (Chair) G. Alex Bernhardt, Sr. James T. Rhodes Philip R. Sharp

REPORT OF THE COMPENSATION COMMITTEE

            The Compensation Committee of Duke Energy has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Duke Energy's Form 10-K and this proxy statement.

Compensation Committee
James H. Hance, Jr. (Chair) Michael G. Browning Daniel R. DiMicco Ann Maynard Gray Dudley S. Taft

COMPENSATION DISCUSSION AND ANALYSIS

            The purpose of this Compensation Discussion and Analysis is to provide information about Duke Energy's compensation objectives and policies for the named executive officers and give context for the numbers and narrative descriptions that follow. As the Compensation Committee of the Board of Directors of Duke Energy is responsible for making the compensation decisions for Duke Energy's executive officers, including the named executive officers, the discussion begins with a brief overview of the Compensation Committee and its processes, followed by an outline of the objectives and details of Duke Energy's compensation program.

Compensation Committee Overview

            The responsibilities of the Compensation Committee are to: (1) establish and review the overall compensation philosophy of Duke Energy; (2) review and approve the annual salary, short-term incentive opportunities, long-term incentive opportunities, and other benefits of the Chief Executive Officer and other executive officers; (3) review and approve any employment or severance agreement entered into with an executive officer; (4) approve equity grants under Duke Energy's long-term incentive plan; (5) review the effectiveness of Duke Energy's compensation program in obtaining desired results and approve any changes thereto; and, (6) review and recommend to the full Board of Directors the compensation of outside directors.

Compensation Committee Meetings

            The Compensation Committee's Chairman works with management to establish the meeting agendas. The Compensation Committee receives and reviews materials in advance of each meeting. These materials include information that management believes will be helpful to the Compensation Committee as well as materials the Compensation Committee has specifically requested. Depending on the agenda for a particular meeting, these materials may include such things as information relating to: (1) the competitiveness of executive and/or director compensation programs based on market data; (2) the total compensation provided to executives; (3) trends in compensation and/or benefits; (4) executive and director stock ownership levels; and, (5) corporate and individual performance compared to predetermined objectives.

Compensation Committee Advisors

            The Compensation Committee has engaged Frederic W. Cook & Company, Inc. to report directly to the Compensation Committee as its independent compensation consultant. Frederic W. Cook & Company, Inc. performs such tasks as the Compensation Committee or its Chairman may request. The Compensation Committee's consultant provides advice to the Compensation Committee as follows:

  •
  Prior to each Compensation Committee meeting, the consultant meets with the Compensation Committee Chairman and management to discuss and finalize the proposed agenda and meeting materials.

  •
  The consultant generally attends each Compensation Committee meeting and provides advice to the Compensation Committee at the meetings, including reviewing and commenting on the benchmarking information provided by management and used to establish the compensation of the executive officers and directors, as well as the terms and performance goals applicable to incentive plan awards. The consultant also advises the Compensation Committee about director compensation.

  •
  The consultant is available for consultation with the Chairman of the Compensation Committee.

  •
  Upon the request of the Compensation Committee, the consultant provides analysis with respect to specific projects and information regarding trends and competitive practices.

  •
  The consultant meets regularly with the Compensation Committee in executive session and meets with the Chair of the Corporate Governance Committee to discuss the performance and compensation of the Chief Executive Officer.

  •
  The Compensation Committee's consultant has been instructed that it shall provide completely independent advice to the Compensation Committee and is not permitted to provide any services to Duke Energy other than consulting with the Compensation Committee. With the consent of the Chairman of the Compensation Committee, the independent consultant may, however, meet with management in fulfilling its engagement with the Compensation Committee.

  •
  The consultant may meet with management to discuss strategic issues with respect to executive compensation, but only when approved by the Chairman of the Compensation Committee and to assist the consultant in its engagement with the Compensation Committee. For example, the consultant met with management (including the Chief Executive Officer) in January 2009, to discuss Duke Energy's business objectives in an effort to ensure that the consultant could advise the Compensation Committee about how to design the incentive plans to support Duke Energy's business strategies.

Compensation Committee Effectiveness

            As required in its charter, the Compensation Committee reviews its performance annually. Based on the results of this self-evaluation, the Compensation Committee may modify its procedures to improve its effectiveness.

Management's Role in the Compensation-Setting Process

            The most significant aspects of management's role in the compensation-setting process are: (1) recommending compensation programs, compensation policies, compensation levels and incentive opportunities that support Duke Energy's business strategies; (2) compiling, preparing and distributing materials for Compensation Committee meetings, including market data; (3) recommending performance targets and objectives; and, (4) assisting in the evaluation of executive performance. Each year, management reviews the performance of each executive within the purview of the Compensation Committee (other than the Chief Executive Officer, whose performance is reviewed by the Corporate Governance Committee). The conclusions reached and recommendations based on these reviews, including any salary adjustments and annual award amounts, are presented to the Compensation Committee. The Compensation Committee exercises its discretion in modifying recommended adjustments and awards for executives.

Objectives of the Compensation Program

            The guiding principle of Duke Energy's compensation philosophy is that pay should be linked to performance and that the interests of executives and shareholders should be aligned, with significant upside and downside potential depending upon actual results as compared to predetermined measures of success. As discussed in more detail below, historically, more than half of the compensation opportunity of the executive officers has been provided in the form of short-term and long-term incentives. These incentives yield varying levels of compensation, including no compensation in the event of poor performance, depending upon the extent to which predetermined corporate, operational and individual goals are achieved. The Compensation Committee also believes that Duke Energy's overall compensation levels should be sufficiently competitive to attract and retain talented leaders and motivate those leaders to achieve superior results, and, at the same time, be set at responsible levels. Consistent with these principles, the Compensation Committee has approved compensation programs intended to:

  •
  attract and retain talented executive officers and key employees by providing total compensation competitive with that of other executives and key employees of similarly-sized companies and with similar complexity and lines of business;

  •
  motivate executives and key employees to achieve strong financial and operational performance;

  •
  emphasize performance-based compensation, which balances rewards for short-term and long-term results;

  •
  reward individual performance;

  •
  link the interests of executives with shareholders by providing a significant portion of total compensation in the form of stock-based incentives and requiring target levels of stock ownership; and

  •
  encourage a long-term commitment to Duke Energy.

Setting Executive Compensation Consistent with Duke Energy's Compensation Philosophy

            In December of each year, the Compensation Committee generally reviews each component of the compensation, including base pay, short-term incentive opportunities and long-term incentive opportunities, of each executive officer, considering the appropriate external and internal data (as described below) with any resulting adjustments to be effective on the first day of the following year. As part of its decision-making process, the Compensation Committee:

  •
  reviews data from market surveys and proxy statements, as available, to assess competitiveness and ensure that its compensation actions are appropriate, reasonable and consistent with its philosophy;

  •
  focuses on skills, experience and other factors, such as developmental and rotational assignments, that may impact the competitiveness of compensation for a given year;

  •
  focuses on equity-based compensation (i.e., long-term incentive compensation), to ensure it constitutes a significant component of the compensation opportunities for the executive officers to support the Compensation Committee's objective of aligning executives' and shareholders' interests and to provide a retention incentive; and

  •
  considers each executive officer's strategic contributions and overall impact to Duke Energy's goals relative to those of other executive officers, but does not establish the compensation of one executive based on a multiple of the compensation of another executive.

            Another important consideration in this process is the interaction between individual performance and compensation. In this regard, the Compensation Committee considers past performance when establishing the amount of each executive officer's base salary and short-term and long-term incentive opportunities. Duke Energy also provides a substantial percentage of the compensation opportunities of the executive officers in the form of variable, performance-based compensation, a portion of which (20% of the participating named executive officers' 2008 short-term incentive opportunities and 20% of Mr. Rogers' 2008 performance share opportunity) is based on the extent to which pre-established individual goals are achieved. The Compensation Committee takes individual performance into account by focusing on the individual goals that apply to each named executive officer under the short-term incentive plan, and, with respect to Mr. Rogers, the individual goals that apply to his performance shares, all as described in more detail below.

            The principal reasons for the difference in the amount of compensation provided to each executive officer are competitive market forces and the individual performance of each executive officer. Other factors, however, are also relevant. For example, Mr. Rogers' compensation is higher than the compensation of the other executive officers for several reasons. First, market forces dictate that a chief executive officer with Mr. Rogers' unique skills and significant experience in the utility industry receive higher compensation than Duke Energy's other executive officers. Second, the compensation package provided to Mr. Rogers in 2008 was negotiated in connection with the execution of the merger agreement between Duke Energy and Cinergy, resulting in an agreement that his compensation at Duke Energy would be no less favorable than his then-existing compensation arrangement with Cinergy. Finally, it is important to note that the equity awards that were granted to Mr. Rogers in 2006 were intended to compensate him for a three-year period, whereas Duke Energy generally grants new equity awards to the other executive officers on an annual basis.

            In order to encourage more discussion about individual performance and roles and to facilitate rotational assignments, in December 2007, the Compensation Committee implemented a new approach for establishing the compensation of Group Executives who report directly to the Chief Executive Officer, including Messrs. Hauser, Turner and Manly and Ms. Good. In particular, the Compensation Committee will continue to review each component of the executives' total direct compensation (i.e., base salary, short-term incentive opportunity and long-term incentive opportunity) annually. However, the base salary amounts established by the Compensation Committee are intended to be effective for three years, unless an earlier adjustment is appropriate. These base salary amounts are set at an amount that is intended to target the expected market median of salaries for individuals in comparable positions and markets during the three-year cycle, based on the actual market median at the beginning of the three-year cycle, except that the base salaries of certain executives whose roles with Duke Energy have recently changed may be below or above the market median for a temporary period.

            During the three-year cycle, the Compensation Committee will exercise discretion when establishing each named executive officer's short-term and long-term incentive opportunity, which amounts will be determined based on each executive's current role and applicable performance. The 2008 short-term incentive opportunities were established at a level intended to provide total cash compensation (i.e., base salary and short-term incentive opportunity) at the market median for individuals in comparable positions and markets in the event of the achievement of target performance and above-market median in the event of outstanding financial, operational and individual results. The Compensation Committee designed the Duke Energy 2008 long-term incentive program to provide long-term incentive opportunities above the market median for individuals in comparable positions and markets if target performance is achieved and significant upside opportunity if outstanding results are achieved.

            As discussed above, the Committee reviewed market surveys comparing each element of total compensation against comparable positions at comparable companies when establishing the 2008 compensation level of the executive officers. For utility-specific positions, the market data source was the Towers Perrin CDB Energy Services Executive Compensation Database, which consists of the 90 companies listed on Appendix A, as well as the members of the Philadelphia Utility Index. For general corporate positions, the market data source was the Towers Perrin CDB General Industry Executive Compensation Database, which consists of the 92 companies listed on Appendix B. The market information from the survey used for these positions was regressed based on revenues of $13.1 billion.

            The executive compensation philosophy and program are generally the same in 2009 as they were in 2008. As a result, in addition to having the same salaries in 2009 as 2008, the 2009 short-term and long-term incentive opportunities of Duke Energy's executive officers, including of Messrs. Hauser, Turner and Manly and Ms. Good, also will continue at 2008 levels.

Elements of Duke Energy's Compensation Program and Why Each Element Was Chosen (How It Relates to Objectives)

            As discussed in more detail below, during 2008, the principal components of compensation for the named executive officers were:

  •
  base salary;

  •
  short-term incentive compensation;

  •
  long-term equity incentive compensation;

  •
  retention awards;

  •
  retirement and welfare benefits and perquisites; and

  •
  severance.

            Base Salary.    Base salaries for executives are determined based upon job responsibilities, level of experience, individual performance, comparisons to the salaries of executives in similar positions obtained from market surveys and internal comparisons. The Compensation Committee approves all salary adjustments for executive officers. As described below, Mr. Rogers is paid substantially in the form of equity-based compensation and does not receive a base salary.

            Short-Term Incentives.    Short-term incentive opportunities are provided to the executive officers (other than Mr. Rogers) under the Duke Energy Corporation Executive Short-Term Incentive Plan ("STI Plan") to promote the achievement of annual performance objectives. Each year the Compensation Committee establishes the incentive opportunity for each participating executive officer, which is based on a percentage of his or her base salary, along with the individual and corporate goals that must be achieved to earn that incentive opportunity. The earned short-term incentive opportunity is paid in cash. Although Mr. Rogers does not participate in the STI Plan, as described below, his 2008 annual performance shares contained the same corporate financial goal that applies to the other executive officers under the STI Plan.

            2008 Short-Term Incentives.    During 2008, depending on actual performance, participants were eligible to receive up to 190% of the amount of their short-term incentive target opportunity. The named executive officers were provided with the following target incentive opportunities for 2008:

Name	Target Incentive Opportunity (as a % of base salary)
James E. Rogers	Did not participate
David L. Hauser	80%
James L. Turner	80%
Marc E. Manly	80%
Lynn J. Good	80%

            This opportunity was based on the achievement of a corporate financial goal, which had an 80% weighting, and the remaining 20% was based on achievement of individual goals. The individual goals, in the aggregate, could result in a payout with respect to the target opportunity equal to 50% in the event of threshold performance, 100% in the event of target performance and 150% in the event of maximum performance. The 2008 corporate financial goal consisted of a pre-established adjusted diluted earnings per share ("EPS") goal. The Compensation Committee established the threshold, target and maximum performance levels for the 2008 adjusted diluted EPS goal as follows:

Adjusted Diluted EPS Level	Payout Percent of 80% of Target Opportunity
$1.35 or Higher	200%
$1.27	100%
$1.20	50%
Below $1.20	0%

            Payouts are interpolated for performance between these levels.

            In order to encourage a continued focus on safety, the Compensation Committee included the following safety measures as part of the 2008 short-term incentives provided under the STI Plan:

  •
  Safety Penalty.  The short-term incentive award of each of Duke Energy's leadership employees (i.e., participants in the long-term incentive program), including each of the participating named executive officers, was subject to a safety penalty that could result in a reduction of up to 5% depending on Duke Energy's 2008 enterprise-wide total incident case rate ("TICR"). TICR is a relatively standard industry safety measurement that is used to measure and compare safety-related performance. TICR is calculated based on the number of Occupational Safety and Health Administration recordable injuries per 100 workers per year. In 2008, TICR levels of 1.38 and 1.25, constituted threshold and target performance, respectively. The safety penalty applied such that (1) TICR results worse than threshold performance would correspond to a 5% reduction in the amounts otherwise payable to each of the named executive officers under the STI Plan, (2) TICR results equal to or better than target performance would correspond to no such reduction, and (3) the reductions corresponding to TICR performance between threshold and target would be determined using interpolation.

  •
  Safety Goal.  The STI Plan payments of all eligible employees, including the participating named executive officers, were subject to a safety goal that could result in an increase of 5% if there were no work-related fatalities of any Duke Energy employee, contractor or subcontractor during 2008.

            Duke Energy's 2008 adjusted diluted EPS of $1.22 (as computed for purposes of determining incentive awards) exceeded threshold performance and corresponds to a payout of 64.29% of target with respect to the corporate financial goal. Duke Energy's TICR result of 1.15 was better than target such that the safety penalty was not triggered and did not decrease the 2008 STI Plan awards. Unfortunately, an individual who was employed by one of Duke Energy's contractors died at a Duke Energy site during 2008. The Compensation Committee, however, determined that because the fatality occurred while the contractor was acting outside the scope of his assigned duties, the 5% safety adder should apply to increase the STI Plan payments of all eligible employees, including the named executive officers.

            The individual goals of the named executive officers for 2008 consisted of a combination of strategic and operational objectives. Those goals listed below that do not contain objective metrics generally are measured based on a subjective determination.

Mr. Hauser's 2008 individual goals were as follows:

            Complete Midwest Financial Migration.    Threshold achievement required the deployment of new financial systems in the Midwest by the end of 2008. Target achievement required the deployment of the new financial system in the Midwest by the close of August 2008. Maximum achievement required the deployment of the new financial system in the Midwest by the close of July 2008.

            Build the Retail Investor Base.    Threshold achievement required completion of: (i) management presentations to 5 retail houses; and (ii) 10 investor road shows. Target achievement required: (i) management presentations to 5 retail houses; (ii) 15 investor road shows;

(iii) an increase in the retail investor base of 2%; and (iv) the addition of new institutional shareholders. Maximum achievement required: (i) management presentations to 5 retail houses; (ii) 20 investor road shows; (iii) an increase in the retail investor base of 4%; and (iv) the addition of new institutional shareholders.

            Support the Growth, Acquisition, Merger and Earnings Objectives of Duke Energy.    Objectives with respect to the financial condition of Duke Energy, delivery of quality and timely financial statements as well as participation in strategy planning and execution.

Mr. Turner's 2008 individual goals were as follows:

            Customer Service.    Threshold, target and maximum achievement determined based on the average achievement level for certain key operational metrics, as set forth below.

Key Operational Metric	Threshold	Target	Maximum
Regulated Commercial Availability	83.32%	85.11%	86.63%
System Average Interruption Duration Index (SAIDI)	169	155	133
System Average Interruption Frequency Index (SAIFI)	1.36	1.30	1.20
Customer Satisfaction	76.40%	78.80%	82.30%
BPM Margin (millions $)	65.0	93.0	107.0
Gas Delivery	N/A	0.045	N/A
Meetings with Key Customers	5	10	12

            Capital Stewardship.    Threshold achievement required the attainment of key milestones with respect to environmental and other transmission and distribution projects at no more than 5% over-budget and behind schedule. Target achievement required attainment of key milestones on-time and on-budget. Maximum achievement required attainment of key milestones at 5% or more under-budget and ahead of schedule.

            Safety and Culture.    Threshold achievement required: (i) obtaining a U.S. Franchised Electric and Gas TICR of 2.31 or better; (ii) meeting with at least 3,000 employees; (iii) establishing an internal blog with regular updates; and (iv) achieving the minimum performance level with respect to the continuous improvement initiative. Target achievement required: (i) obtaining a U.S. Franchised Electric and Gas TICR of 1.99 or better; (ii) meeting with at least 4,000 employees; (iii) establishing an internal blog with high traffic and significant employee comment; and (iv) achieving the target performance level with respect to the continuous improvement initiative. Maximum achievement required: (i) obtaining a U.S. Franchised Electric and Gas TICR of 1.92 or better; (ii) meeting with at least 5,000 employees; (iii) establishing an internal blog with favorable comments in the employee opinion survey; and (iv) achieving the maximum performance level with respect to the continuous improvement initiative.

Mr. Manly's 2008 individual goals were as follows:

            Legal Client Support.    Increasing efficiencies in the legal support functions and developing related performance metrics.

            Corporate Secretary and Audit.    Organizing and conducting successful meetings of the Board of Directors, developing and executing the 2008 Internal Audit Plan and promoting an organizational culture that encourages ethical conduct and legal compliance.

            Human Resources Review.    Developing and implementing a Human Resources infrastructure that will support a sustainable organization, with a focus on workforce planning, succession planning, employee engagement, safety, diversity, employee development and management development.

Ms. Good's 2008 individual goals were as follows:

            Execute Approved Growth Capital Projects.    Threshold achievement required the successful execution of approved growth capital projects and Duke Energy International development projects, including hitting key milestones. Target achievement required delivering threshold achievement on-time with delivery of projected economic value. Maximum achievement required delivering threshold achievement ahead of schedule with delivery of enhanced economic value.

            Identify Additional Development Opportunities.    Identifying additional 2009-2010 development opportunities for Duke Energy's North American commercial businesses, including consideration of expanding renewable investment, asset acquisitions, expanding the non-regulated generation platform and other growth platforms.

            Support Earnings Growth.    Threshold achievement required development of a comprehensive plan outlining a pipeline of new asset development and acquisition opportunities. Target achievement required actions that would deliver Latin American earnings before interest and taxes growth of 10% per year over the period 2008-2012. Maximum achievement required actions that would deliver Latin American earnings before interest and taxes growth of more than 10% per year over the period 2008-2012.

            M&A Objective.    Recommend a strategic transaction that would significantly advance Duke Energy's strategies relating to industry consolidation and/or its non-regulated businesses.

            With respect to the individual goals, Messrs. Hauser, Turner and Manly and Ms. Good achieved performance that corresponded to a payout equal to 142%, 137.5%, 145% and 131.25% of target, respectively. As a result of the aggregate corporate and individual performance and after the application of the 5% safety adder, Messrs. Hauser, Turner and Manly and Ms. Good earned bonuses under the 2008 STI Plan equal to $402,318; $430,933; $405,342 and $326,238, respectively.

            2009 Short-Term Incentives.    During 2009, each executive officer, except Mr. Rogers, participates in the STI Plan. Each leadership employee's, including each named executive officer's, incentive is based on several corporate objectives, including Duke Energy's achievement of an adjusted diluted EPS goal, an operations and maintenance expense control goal and a reliability goal, which are weighted 50%, 20% and 10%, respectively, with the remaining 20% of each executive officer's 2009 opportunity under the STI Plan being based on operational or individual objectives. In order to provide the Compensation Committee with additional flexibility, if the threshold EPS performance level is not achieved, the Compensation Committee has reserved discretion to reduce payouts attributable to the operations and maintenance expense control goal and the reliability goal. Similar to 2008, each executive officer will be subject to up to a 5% reduction in his or her STI Plan payout in the event a predetermined safety goal is not achieved, and the 2009 STI awards of all eligible employees will be increased by 5% if there are no work-related employee, contractor or subcontractor fatalities in 2009.

            Long-Term Incentives.    Opportunities under the long-term incentive program are provided to the executive officers (other than Mr. Rogers, who receives separate long-term incentive awards, which are based in part on the same performance measures that apply to the other named executive officers under the STI Plan) to align executive and shareholder interests in an effort to maximize shareholder value. In this regard, each year the Compensation Committee reconsiders the design and amount of the long-term incentives and generally grants equity awards at the Compensation Committee's first regularly-scheduled meeting each year. Duke Energy's executive officers do not have a role in selecting the date on which long-term incentives are granted, and because the closing price of Duke Energy's common stock is a key factor in determining the number of shares in each employee's long-term incentive award, the Compensation Committee considers price trends and volatility when determining the size of long-term incentive plan awards.

            2006-2008 Performance Shares Under the 2006 Long-Term Incentive Program.    The 2006 performance share cycle commenced on January 1, 2006, and ended on December 31, 2008. The performance shares generally vest only to the extent that Duke Energy's total shareholder return ("TSR") targets for the 2006-2008 period were met, as compared with the TSR of the companies in the S&P 500. The performance shares granted under the 2006 cycle also provided that if Duke Energy's relative TSR percentile ranking among the companies in the S&P 500 Utilities Index over the 2006-2008 period was lower than the 60th percentile, the Compensation Committee had discretion to reduce or eliminate any vesting of the performance shares. The following table illustrates how the performance share payouts directly align participants' pay for performance:

Relative TSR Performance Percentile	Percent Payout of Target 2006-2008 Performance Shares
75th Percentile or Higher	150%
58.33rd Percentile	100%
40th Percentile	50%
Below 40th Percentile	0%

            Performance shares earned are interpolated for TSR performance between these percentiles. For this purpose, (1) TSR refers to the change in fair market value over a specified period of time, expressed as a percentage of an initial investment in common stock, with dividends reinvested, (2) during the portion of the performance period that occurred prior to Duke Energy's spin-off of Spectra Energy in January 2007, the TSR calculation was based only on Duke Energy's performance, and (3) during the portion of the performance period that occurred after Duke Energy's spin-off of Spectra Energy, the TSR calculation was based on both the performance of Duke Energy and Spectra Energy.

            With respect to the S&P 500 peer group, Duke Energy's relative TSR ranking for the 2006-2008 period was at the 67.3 percentile, taking into account the TSR of Spectra Energy during the portion of the performance period that occurred after the spin-off of Spectra Energy, which corresponded to a payout of 126.9% of the target number of performance shares (plus dividend equivalents). With respect to the S&P 500 Utilities peer group, Duke Energy achieved a relative TSR ranking at the 33.3 percentile, taking into account the TSR of Spectra Energy during the portion of the performance period that occurred after the spin-off of Spectra Energy. Although this performance was below the 60th percentile, the Compensation Committee did not exercise discretion to reduce the payout of the performance shares because, if the performance of Spectra Energy is not taken into account, Duke Energy's relative TSR performance was at the 66.7 percentile of the S&P 500 Utilities Index.

            The following table lists the number of 2006-2008 performance shares to which Messrs. Hauser, Turner and Manly and Ms. Good became vested at the end of the performance cycle:

	2006-2008 Performance Shares
Name	Duke	Spectra
David L. Hauser	30,219	15,110
James L. Turner	21,801	10,901
Marc E. Manly	20,575	10,287
Lynn J. Good	7,784	3,891

            2008 Long-Term Incentive Program.    The target long-term incentive opportunities for 2008, expressed as a percentage of base salary, for Messrs. Hauser, Turner and Manly and Ms. Good were 250%, 200%, 200% and 200%, respectively. Under the 2008 long-term incentive program, 30% of each named executive officer's long-term incentive opportunity was provided in the form of phantom shares and the remaining 70% was provided in the form of performance shares, as follows:

		2008-2010 Performance Shares (at Target Level)
Name	Grant Date	Based on Total Shareholder Return	Based on CAGR EPS	Phantom Shares
David L. Hauser	2/26/2008	28,515	28,515	24,440
James L. Turner	2/26/2008	24,715	24,715	21,180
Marc E. Manly	2/26/2008	22,815	22,815	19,550
Lynn J. Good	2/26/2008	19,010	19,010	16,300

            The 2008 phantom shares generally vest in equal portions on each of the first three anniversaries of the grant date, provided the recipient continues to be employed by Duke Energy on each vesting date or his or her employment terminates by reason of retirement. The 2008 performance shares generally vest only to the extent two equally weighted performance measures are satisfied. The first measure is based on Duke Energy's relative TSR for the three-year period from January 1, 2008, to December 31, 2010, as compared to the companies in the Philadelphia Utility Index, as follows:

Relative TSR Performance Percentile	Percent Payout of Target Performance Shares
75th Percentile or Higher	150%
50th Percentile (Target)	100%
25th Percentile	50%
Below 25th Percentile	0%

            The second measure is based on Duke Energy's compounded annual growth rate ("CAGR") with respect to adjusted diluted EPS over the three-year performance period from January 1, 2008, to December 31, 2010, as follows:

Achieved CAGR	Percent Payout of Target Performance Shares
7% or Higher	150%
6% (Target)	100%
5%	50%
Below 5%	0%

            Earned performance shares will be paid following the determination in early 2011 of the extent to which the performance goals have been achieved (or, if elected, deferred). Any shares not earned are forfeited. In addition, following a determination that the performance goals have been achieved, participants will receive a cash payment (which will be deferred if so elected by the participant) equal to the amount of cash dividends paid on one share of Duke Energy common stock during the performance period multiplied by the number of performance shares earned. If the recipient's employment terminates during the performance period as a result of retirement, death, disability, or by Duke Energy without cause or as a result of a divestiture, following determination that the TSR and CAGR measures have been achieved, the number of shares earned will be adjusted to reflect actual service during the performance period. If the recipient's employment terminates during the performance period for any other reason, all shares covered by the award are forfeited. In the event of a "change in control" prior to December 31, 2010, achievement of target TSR and CAGR performance is assumed and the number of shares earned is adjusted to reflect actual service during the performance period prior to the change in control. Vesting ceases if, at the time the participant terminates employment, he or she is retirement eligible and subsequent to such termination of employment becomes employed by, or otherwise provides service to, a Duke Energy competitor to the detriment of Duke Energy.

            2009 Long-Term Incentive Program.    With respect to the 2009 long-term incentive program, the Compensation Committee continued the 2008 weighting of 30% phantom shares and 70% performance shares, in order to further emphasize pay for performance. The phantom share awards again will be subject to a three-year vesting schedule. As was the case with respect to the 2008 long-term incentive plan, the 2009 performance share grants generally will vest only to the extent predetermined measures based on TSR and CAGR are achieved. The vesting of 50% of the performance shares will be based on Duke Energy's relative TSR performance as compared to the companies in the Philadelphia Utility Index for the three-year period commencing on January 1, 2009, and ending on December 31, 2011, as follows:

Relative TSR Performance Percentile	Percent Payout of 2009-2011 Target Performance Shares
75th Percentile or Higher	150%
50th Percentile (Target)	100%
25th Percentile	50%
Below 25th Percentile	0%

            The vesting of the remaining performance shares will be based on Duke Energy's CAGR with respect to adjusted diluted EPS over the three-year performance period from January 1, 2009, to December 31, 2011, as follows:

Achieved CAGR	Percent Payout of 2009-2011 Target Performance Shares
7% or Higher	150%
5% (Target)	100%
4%	50%
Below 4%	0%

            Special Awards.    The Compensation Committee may grant special awards from time to time to recognize increased responsibilities or special contributions, to attract new hires, to retain executives, or to recognize other special circumstances. No such awards were granted to any of the named executive officers during 2008. In this regard, however, at the time of the consummation of the merger with Cinergy, Messrs. Hauser, Turner and Manly and Ms. Good received retention awards payable if the respective executive officer remained employed at the Company two years after the merger. Because each remained employed until the second anniversary of the merger, those retention grants were earned and paid on April 4, 2008, in the amounts of $1,000,000; $900,000; $860,000 and $1,124,000, respectively.

            Retirement and Other Benefits.    These benefits are comparable to the benefits provided by peers of Duke Energy, as determined based on market surveys, and provide an important tool for the attraction and retention of employees. Duke Energy provides employee benefits to the named executive officers under several different plans. Mr. Rogers does not participate in any of these employee benefit plans on a going-forward basis except with respect to the receipt of health and welfare benefits, and he is permitted to elect to defer his stock awards. Mr. Rogers, however, maintains balances under certain of these plans reflecting previously accrued benefits.

            The Duke Energy Retirement Savings Plan, a "401(k) plan," is generally available to all Duke Energy employees in the United States, including each named executive officer. The plan is a tax-qualified retirement plan that provides a means for employees to save for retirement on a tax-favored basis and to receive an employer matching contribution. Earnings on amounts credited to the Duke Energy Retirement Savings Plan are determined by reference to investment funds (including a Duke Energy Common Stock Fund) selected by each participant.

            The Duke Energy Corporation Executive Savings Plan is offered to a select group of management, including each named executive officer. The plan enables these employees to defer compensation, and receive employer matching contributions, in excess of the limits of the Code that apply to qualified retirement plans such as the Duke Energy Retirement Savings Plan. Earnings on amounts credited to the Duke Energy Corporation Executive Savings Plan are determined by reference to investment options that are generally similar to those offered under the Duke Energy Retirement Savings Plan.

            During 2008, the Duke Energy Corporation Executive Savings Plan was amended to comply with Section 409A of the Code. These amendments impacted the timing and form of the payment of benefits under the Duke Energy Corporation Executive Savings Plan. All actively employed participants in the plan were provided a one-time opportunity to elect to receive a lump sum payment of all or a portion of their benefits that are subject to Section 409A of the Code. All of the named executive officers, including Mr. Rogers, elected to have a portion of their benefit that was subject to Section 409A of the Code paid to them. These amounts were paid to the named executive officers in the form of a single lump sum in 2009.

            The Duke Energy Retirement Cash Balance Plan is generally available to all legacy Duke Energy employees (generally, employees of Duke Energy prior to its merger with Cinergy and certain new hires) in the United States, including Mr. Hauser. This plan provides a defined benefit for retirement, the amount of which is based on a participant's cash balance account balance, which increases with monthly pay and interest credits.

            The Cinergy Corp. Non-Union Employees' Pension Plan is generally available to all legacy Cinergy employees (generally, employees of Cinergy prior to its merger with Duke Energy and certain new hires) in the United States, including Messrs. Turner and Manly and Ms. Good. This plan provides a defined benefit for retirement, the amount of which is based either on the participant's cash balance account balance, which increases with monthly pay and interest credits, or on a traditional final average pay formula. Mr. Turner and Ms. Good participate in the plan's cash balance feature, which mirrors the benefit provided under the Duke Energy Retirement Cash Balance Plan, and Mr. Manly earns benefits under the plan's traditional final average pay formula.

            The Duke Energy Corporation Executive Cash Balance Plan is offered to a select group of management. The plan provides participants with the retirement benefits to which they would be entitled under the Duke Energy Retirement Cash Balance Plan but for certain limits contained in the Code. Mr. Hauser is the only named executive officer who is currently earning additional benefits (other than interest) under this plan. Additionally, supplemental credits have been made to this plan on behalf of certain executives when determined to be reasonable and appropriate. For example, supplemental credits were made to this plan on behalf of Messrs. Turner and Manly and Ms. Good to reflect the conversion of amounts they previously accrued under the legacy Cinergy nonqualified cash balance and final average pay retirement plans. If Messrs. Turner or Manly or Ms. Good continues in employment with Duke Energy past age 62, he or she would be eligible to commence earning additional benefits, in excess of those permitted under the limits of the Code, with respect to employment and compensation that occurs after age 62.

            With the exception of certain grandfathered life insurance benefits provided to Mr. Hauser, Duke Energy provides the named executive officers with the same health and welfare benefits as it provides to all other similarly-situated employees, and at the same cost charged to all other eligible employees. The named executive officers are also entitled to the same post-retirement health and welfare benefits as those provided to similarly-situated retirees.

            Additionally, in 2008, Duke Energy provided the named executive officers with certain other perquisites, which are disclosed in footnote 6 to the Summary Compensation Table. Duke Energy provides these perquisites, as well as other benefits to certain executives, in order to provide competitive compensation packages. The costs of perquisites and other personal benefits are not considered part of base salary and, therefore, do not affect the calculation of awards and benefits under Duke Energy's other compensation arrangements (e.g., retirement and incentive compensation plans). Unless otherwise noted, each named executive officer receives the perquisites and other benefits described in the following table.

Perquisite	Description
Executive Physical
Except as described below, each named executive officer is entitled to up to a $2,500 reimbursement for the cost of a comprehensive physical examination. Pursuant to his employment agreement, in lieu of receiving a payment of up to $2,500, Mr. Rogers can be reimbursed for the cost of a comprehensive physical examination at the Mayo Clinic. Messrs. Turner and Manly and Ms. Good will not be eligible to receive this benefit until 2010, at which time the lump sum transition perquisite payment described below is no longer payable.
Club Memberships	Effective January 1, 2008, Duke Energy no longer reimburses club memberships for executive officers.
Airline Membership	Each named executive officer (other than Mr. Rogers) is entitled to Chairman's Preferred Status at U.S. Airways.
Personal Travel on Corporate Aircraft
Mr. Rogers may use corporate aircraft for personal travel in North America, and with advance approval from the Chief Executive Officer, the other named executive officers may use the corporate aircraft for personal travel in North America. If Mr. Rogers or any other executive officer uses the aircraft for personal travel, he or she generally must reimburse Duke Energy the direct operating costs for such travel. Effective for travel after February 19, 2009, Mr. Rogers will no longer be required to reimburse Duke Energy for the cost of travel to the executive physical described above or to meetings of the board of directors of other companies on whose board he serves. For additional information on the use of the corporate aircraft, see footnote 6 to the Summary Compensation Table. In addition, Mr. Rogers, but no other executive officer, is entitled to reimbursement, including payment of a tax gross-up, for expenses associated with his spouse accompanying him on business travel. Although the right to such a gross-up was provided for in his April 2006 Agreement and February 2009 Agreement, since joining Duke Energy in 2006, Mr. Rogers has never received such a payment.
Financial Planning and Tax Preparation Services
Each year, Duke Energy reimburses each named executive officer (other than Mr. Rogers) for up to $5,000 of expenses incurred for tax and financial planning services. This program is administered on a three-year cycle, such that participating executives can be reimbursed for up to $15,000 of eligible expenses at any time during the three-year cycle. Messrs. Turner and Manly and Ms. Good will not be eligible to receive this benefit until 2010, at which time the lump sum transition perquisite payment described below is no longer payable.

Lump Sum Transition Perquisite Payment	In connection with the merger of Duke Energy and Cinergy, certain perquisites previously provided by Cinergy were eliminated and each legacy Cinergy executive who was adversely affected by this change, including Messrs. Turner and Manly and Ms. Good, were provided an annual transition lump sum perquisite payment during the three-year period from 2007-2009 contingent upon continued employment during this time.
Matching Charitable Contributions
The Duke Energy Foundation, independent of Duke Energy, maintains The Duke Energy Foundation Matching Gifts Program under which all employees are eligible for matching contributions of up to $5,000 per calendar year to qualifying institutions.
Security	As a result of a security assessment completed by an independent security consultant in 2008, Duke Energy reimbursed Mr. Rogers for the cost of $35,133 of security upgrades at his residence.
Relocation
In connection with the merger of Duke Energy and Cinergy, Messrs. Rogers, Turner and Manly and Ms. Good were entitled to relocation benefits in connection with relocating to Charlotte. Duke Energy's relocation program provides for limited tax gross-ups to a broad group of eligible employees, beyond officers, at various levels of the organization.

            Severance.    Duke Energy provides limited severance protection to the named executive officers. Duke Energy also provides severance protection to other members of the senior leadership team, which for this purpose is generally limited to the executive officers. Except in the case of Mr. Rogers and certain other legacy Cinergy executives for whom the severance protection previously provided by Cinergy ended on April 3, 2008, the severance protection provided by Duke Energy is generally 200% of the executive's annual compensation and becomes payable only if there is both a change in control and a qualifying termination of employment. The Compensation Committee approved the 200% severance multiplier after consulting with its advisors and reviewing the severance protection provided by peer companies. The severance protection provided to Mr. Rogers by Cinergy, generally 300% of his annual compensation, was carried forward for a limited transition period that ended on February 19, 2009. The Compensation Committee believes that the protection provided through these severance arrangements is appropriate in order to diminish the uncertainty and risk to their roles in the context of a potential change in control.

            In order to ensure that Duke Energy provides only reasonable severance benefits, the Compensation Committee has established a policy pursuant to which it generally will seek shareholder approval for any future agreement with certain individuals (e.g., a named executive officer) that provides severance benefits in excess of 2.99 times the sum of the executive's base salary and annual bonus, plus the value of continued participation in welfare, retirement and equity compensation plans determined as if the executive remained employed for 2.99 additional years. Under the policy, Duke Energy also will seek shareholder approval of any such agreement that provides for the payment of any tax gross-ups by reason of the executive's termination of employment, including reimbursement of golden parachute excise taxes.

Compensation of the Chief Executive Officer

            As stated above, the Compensation Committee is responsible for establishing the compensation of the Chief Executive Officer. The Compensation Committee's objective in this regard is to motivate and retain a Chief Executive Officer who is committed to delivering sustained superior performance for all of Duke Energy's stakeholders. In order to ensure a thorough consideration of prior year results, the Compensation Committee reviews and approves the compensation of the Chief Executive Officer based upon input from all of the members of the Board of Directors, and in particular the Corporate Governance Committee (which establishes the Chief Executive Officer's individual goals), regarding the Chief Executive Officer's performance and informs the Board of Directors of any adjustments or actions.

            Effective upon Duke Energy's merger with Cinergy, Duke Energy entered into a three-year employment agreement (the "April 2006 Agreement") with Mr. Rogers to provide for his employment as President and Chief Executive Officer. In connection with the spin-off of Spectra Energy, Mr. Rogers additionally became the Chairman of the Board of Directors of Duke Energy.

    April 2006 Agreement

            The April 2006 Agreement, which was scheduled to expire by its terms effective April 3, 2009, was replaced by a new agreement (the "February 2009 Agreement"), effective February 19, 2009, which continues through the period ending December 31, 2013. The February 2009 Agreement generally establishes Mr. Rogers' compensation and other terms and conditions of employment for 2009 and future years. Because this Compensation Discussion and Analysis is designed primarily to provide information about Duke Energy's compensation objectives and policies for 2008, the following discussion relates primarily to the April 2006 Agreement, which governed Mr. Rogers' compensation for 2008.

            The April 2006 Agreement compensated Mr. Rogers substantially in the form of equity-based compensation. Under the April 2006 Agreement, Mr. Rogers did not receive a base salary and was not eligible to participate in cash bonus programs. Instead, he was compensated substantially through the following equity awards, which remain payable in accordance with their terms notwithstanding the adoption of the February 2009 Agreement.

  •
  First, Mr. Rogers received an option to purchase 1,877,646 shares of Duke Energy common stock at a per share exercise price equal to the fair market value of a Duke Energy share on the date of grant (i.e., April 4, 2006). The option vested ratably in annual installments over three years.

  •
  Second, Mr. Rogers received 258,180 phantom shares, one-twelfth of which vested upon grant (i.e., April 4, 2006) and one-twelfth of which vested each quarter thereafter.

  •
  Finally, Mr. Rogers received 322,800 performance shares, which were eligible to vest in three equal tranches dependent upon the satisfaction of performance criteria established by the Compensation Committee, upon consultation with the Corporate Governance Committee, for each of 2006, 2007 and 2008.

            As was the case with all of Duke Energy's outstanding equity grants, these awards were split into awards covering both Duke Energy and Spectra Energy common stock upon the spin-off of Spectra Energy.

            Mr. Rogers generally is prohibited from selling stock acquired pursuant to the option described above until April 3, 2009 (or, if earlier, upon termination of employment). The vested phantom shares and performance shares will not be paid until April 3, 2009 (or, if earlier, upon the termination of employment), and will earn fully vested and currently payable cash dividend equivalents while they remain outstanding. For 2008, the performance criteria for the vesting of Mr. Rogers' performance shares were weighted 80% on Duke Energy's adjusted diluted EPS and 20% on individual strategic and operational goals. Mr. Rogers' 2008 individual goals were as follows:

            Execute Succession Planning Strategies.    Threshold achievement required completion of: (i) succession plans for Executive Leadership Team ("ELT") positions; (ii) succession plans for other key positions; (iii) quarterly talent planning sessions; (iv) comprehensive assessments for direct reports; (v) succession planning sessions with the Board of Directors; and (vi) the Human Resources talent management study. Target achievement required threshold achievement and: (i) identification of 3 rotational, development opportunities for individuals on high potential list; (ii) completion of development plans for direct reports as a result of comprehensive assessments; and (iii) execution of recommendations arising out of the Human Resources talent management study. Maximum achievement required target performance and: (i) identification of 5 (rather than 3) rotational, development opportunities for individuals on high potential list; (ii) completion of inaugural session of the Strategic Leadership Program; (iii) completion of 2, one-on-one talent review sessions with each direct report; and (iv) complete comprehensive assessments and development plans for ELT.

            Achieve Public Policy, Regulatory and Legislative Outcomes That Balance Customers' Needs for Reliable Energy at Competitive Prices with Shareholders' Expectations of Superior Returns.    Threshold achievement required: (i) successful deployment of Team 25, an initiative designed to increase stakeholder engagement in order to obtain support for climate change policies; (ii) development of strategy for full deployment of Utility of the Future, an initiative related to the implementation of smart-grid technology, with successful implementation of 5,000 point deployment in Charlotte, 2,500 point deployment in South Carolina and deployment in Ohio consistent with regulatory strategy and filings; and (iii) development of integrated advocacy and communications plans for each regulatory and legislative issue. Target achievement required: (i) successful deployment of Team 25, including obtaining public recognition/support from third parties such as media, academia and other constituents; (ii) successful implementation of Utility of the Future, including making presentations to all 5 state commissions and key stakeholders, resulting in supportive regulatory treatment; (iii) obtaining endorsement of Duke Energy's policies as evidenced by media coverage, honors, awards, etc.; and (iv) successful advancement of key state and federal regulatory and legislative initiatives. Maximum achievement required target achievement and: (i) successful development of Team 25, including obtaining significant support among policy makers resulting in alternative climate change proposals; and (ii) obtaining approval, in at least one state, of tracker for Utility of the Future costs.

            Optimize Operations by Focusing on Key Operational Metrics and Capital Projects; Develop and Execute Infrastructure to Support a Sustainable Organization.    Threshold achievement required: (i) average performance at threshold with respect to key operational metrics, as set forth below; (ii) attainment of key milestones with respect to the Cliffside and Edwardsport projects on-time and on budget; (iii) completion of supply chain study; (iv) achievement of enterprise-wide TICR of 1.38 or better; and (v) completion of financial migration, HR operations study as well as advancement of major technology projects. Target achievement required: (i) average performance at target with respect to key operational metrics, as set forth below; (ii) execution of supply chain study; (iii) achievement of enterprise-wide TICR of 1.19 or better; and (iv) execution of recommendations arising out of the Human Resources operations study. Maximum achievement required: (i) average performance at maximum with respect to key operational metrics, as set forth below; and (ii) achievement of enterprise-wide TICR of 1.13 or better.

Key Operational Metric	Threshold	Target	Maximum
Regulated Commercial Availability	83.32%	85.11%	86.63%
System Average Interruption Duration Index (SAIDI)	169	155	133
System Average Interruption Frequency Index (SAIFI)	1.36	1.30	1.20
Customer Satisfaction	76.40%	78.80%	82.30%
Nuclear Capacity Factor	90%	93%	94.50%
Gas Delivery	N/A	0.045	N/A

            Mr. Rogers' 2008 performance share opportunity was subject to the same 5% TICR-based safety penalty that applied to the other executive officers under the 2008 STI Plan. The penalty was not triggered due to the fact that Duke Energy's actual TICR was better than the pre-established target TICR level. In addition, the Compensation Committee determined that the same 5% safety adder (in the event of no work-related employee or contractor fatality) that applied to other executive officers in the 2008 STI Plan should apply to Mr. Rogers' 2008 performance shares because he had been subject to the TICR-based safety penalty. This resulted in a 5% increase in his 2008 performance share payout because there were no work-related employee or contractor fatalities in 2008. With respect to his individual goals, Mr. Rogers achieved performance that corresponded to a payout equal to 130%, 124% and 122% of target performance for the succession planning, public policy and operation optimization goals, respectively. Based on the actual level of achievement of the objectives related to Mr. Rogers' performance shares for 2008, and taking into account the 5% safety adder, Mr. Rogers earned approximately 80.5% of his 2008 target performance share opportunity, which covered 107,600 shares of Duke Energy and 53,800 shares of Spectra Energy, resulting in a payout of 86,667 shares of Duke Energy and 43,333 shares of Spectra Energy.

February 2009 Agreement

            As with the April 2006 Agreement, under his February 2009 Agreement Mr. Rogers does not receive a base salary and he is not eligible to participate in Duke Energy's cash bonus programs. Instead, he will be compensated, for 2009 and future years through 2013 as long as he remains the Chief Executive Officer, primarily through annual grants (as opposed to one initial grant, as under the April 2006 Agreement) of stock options, phantom shares and performance shares, as follows:

  •
  An option with a value of $1,200,000 for 2009 and $1,600,000 for each of the four subsequent years, in each case vesting ratably in three equal installments on each January 1 following the grant (e.g., on January 1, 2010, 2011 and 2012 for the option granted in respect of 2009). Mr. Rogers generally may not dispose of any shares acquired upon exercise of any such options until January 1, 2014.

  •
  A phantom stock award with a value of $1,500,000 for 2009 and $2,000,000 for each of the four subsequent years, in each case vesting ratably in four equal quarterly installments following grant (e.g., on March 31, June 30, September 30, and December 31, 2009, for the phantom stock granted in respect of 2009). As under the April 2006 Agreement, dividend equivalents are payable currently in cash.

  •
  Two performance share awards for each calendar year covered by the February 2009 Agreement, (i) one based on annual performance metrics consistent with those established for the other named executive officers under the STI Plan with a target value of $1,500,000 ($2,850,000 at maximum performance) for 2009 and a target value of $2,000,000 ($3,800,000 at maximum performance) for each of the four subsequent years, which maximum can be increased by safety goals applicable to other executive officers, and (ii) one based on performance over a three-year performance period based on performance metrics established for the other named executive officers under each year's long-term incentive program, with a target value of $1,800,000 ($2,700,000 at maximum performance) for 2009 and a target value of $2,400,000 ($3,600,000 at maximum performance) for each of the four subsequent years. Unlike the performance share awards under the April 2006 Agreement, dividend equivalents are accumulated and paid only if the underlying performance shares become payable.

            The equity awards for 2009 have a value of 75% of those for 2010-2013 in recognition of the fact that the equity awards made under the April 2006 Agreement were intended to compensate Mr. Rogers through April 3, 2009 (i.e., essentially through the first quarter of 2009). The Committee believes that the equity awards called for under the February 2009 Agreement strike a balance between awards designed principally to reward continued employment (the phantom stock awards) and awards designed principally to reward both continued employment and stock price and operational performance (the stock options and performance share awards). Moreover, by linking the performance metrics under the performance shares to those applicable to Duke Energy's other executive officers, the Compensation Committee is ensuring that all of the executive officers are focused on achieving the same goals, all of which are designed to increase shareholder value.

            Mr. Rogers generally is not eligible to participate in Duke Energy's benefit plans, but he will be permitted to participate in Duke Energy's medical and dental plans if he pays the required premiums. Mr. Rogers also is entitled to certain fringe benefits, and he remains entitled to benefits under legacy plans and agreements of Cinergy.

            For security reasons, Mr. Rogers is required by Duke Energy to use Duke Energy aircraft, whenever feasible, for his business travel. Mr. Rogers also is permitted to use Duke Energy aircraft for his personal travel within North America; however, Mr. Rogers will be required to pay for the cost of personal travel on Duke Energy aircraft in accordance with Duke Energy's policies, except that he is not required to pay for the cost of travel to his annual physical examination or to meetings of the board of directors of other companies on whose board Mr. Rogers serves. Mr. Rogers is responsible for any income taxes resulting from such aircraft usage. However, to the extent Mr. Rogers incurs expenses associated with his spouse accompanying him on business travel, Mr. Rogers is entitled to reimbursement for those expenses, including payment of a tax gross-up.

            The February 2009 Agreement contains noncompetition and nonsolicitation obligations on Mr. Rogers. The noncompetition obligations survive for one year following his termination of employment for any reason, and the nonsolicitation obligations survive for two years following his termination of employment for any reason.

            Finally, the February 2009 Agreement establishes the treatment of the equity awards in the circumstances of Mr. Rogers' termination of employment or a change in control of Duke Energy. These provisions of the February 2009 Agreement are described more fully below (see "Potential Payments Upon Termination or Change in Control").

Other Compensation Policies

            Stock Ownership Policy.    Duke Energy has adopted a stock ownership policy to reinforce the importance of stock ownership. This is intended to align the interests of the executive officers and shareholders, and to focus the executive officers on the long-term success of Duke Energy. During 2008, the stock ownership policy applied to Duke Energy's directors as well as its executive officers and other key employees who participate in Duke Energy's long-term incentive program as follows:

Position	Number of Shares
Chairman and Chief Executive Officer	100,000
Group Executive and Head of a Major Business Unit	28,000
All Other Executives Subject to Guidelines	2,000-14,000
Outside Directors	4,000

            In order to ensure that Duke Energy's stock ownership guidelines continue to be consistent with our peer group, general industry practices and governance best practices, the stock ownership guidelines were modified effective January 1, 2009, to apply to only the directors and the ELT, as follows:

Position	Value of Shares
Board of Directors	5x cash retainer value
President and CEO	7x base pay, or if none, 10x base pay of highest CEO direct report
Direct Reports to CEO	3x base pay
Other ELT Members	1x base pay

            Each employee covered by the amended stock ownership guidelines is required to hold 50% of all shares of Duke Energy common stock in which they become vested under the long-term incentive program (after the payment of any applicable taxes) until the applicable ownership requirement is satisfied.

            Option Holding Policy.    Duke Energy has adopted a policy that prohibits each executive officer, including each named executive officer, from selling shares of Duke Energy common stock acquired through the exercise of stock options until such executive officer is in compliance with Duke Energy's stock ownership requirements. An executive officer may, however, sell common stock acquired through an option exercise for the limited purpose of paying the exercise price of the stock option and any applicable tax liability.

            Clawback policy.    Duke Energy has memorialized its intent to recover any inappropriate payments by formally adopting a clawback policy. Under this policy, to the extent permitted by law and if the Board of Directors determines it to be reasonable and appropriate under the circumstances, Duke Energy will require the reimbursement of the portion of any performance-based bonus or incentive compensation payment paid to any executive officer, where such portion of the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement caused or partially caused by such executive officer's fraud or misconduct.

            Equity Award Granting Policy.    As Duke Energy recognizes the importance of adhering to specific practices and procedures in the granting of equity awards, the Compensation Committee has adopted a formal policy that applies to the granting of all equity awards for employees and directors. Under this policy, the Compensation Committee or Board of Directors may grant equity awards only as follows:

  •
  Annual grants, if any, to employees may be made at any regularly-scheduled meeting, provided that reasonable efforts will be made to make such grants at the first regularly- scheduled meeting of the Board of Directors or Compensation Committee each calendar year.

  •
  Annual grants, if any, to outside directors, may be made by the Board of Directors at any regularly-scheduled meeting, provided that reasonable efforts will be made to make such grants at the regularly-scheduled meeting of the Board of Directors that is held in conjunction with the annual meeting of shareholders each year.

  •
  Grants also may be made at meetings of the Compensation Committee or the Board of Directors that are not regularly-scheduled but that occur during an "open window period," as defined in Duke Energy's insider trading policy.

            The Compensation Committee has delegated authority to each of the Chairman of the Board of Directors and the Chairman of the Compensation Committee to grant equity awards, subject to certain limitations, to employees who are not executive officers. Equity awards made by delegated authority must be made on the first or second business day of an "open window period," as defined in Duke Energy's insider trading policy.

Tax and Accounting Implications

            Deductibility of Executive Compensation.    The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that Duke Energy generally may not deduct, for federal income tax purposes, annual compensation in excess of $1 million paid to certain employees. Performance-based compensation paid pursuant to shareholder-approved plans is not subject to the deduction limit as long as such compensation is approved by "outside directors" within the meaning of Section 162(m) of the Code.

            Although the Compensation Committee generally intends to structure and administer executive compensation plans and arrangements so that they will not be subject to the deduction limit of Section 162(m) of the Code, the Compensation Committee may from time to time approve payments that cannot be deducted in order to maintain flexibility in structuring appropriate compensation programs in the interests of shareholders. For example, phantom share awards received by certain employees, and amounts paid to certain employees under the STI Plan with respect to individual objectives, may not be deductible for federal income tax purposes, depending on the amount and other types of compensation received by such employees.

            Accounting for Stock-Based Compensation.    Duke Energy accounts for stock-based payments in accordance with the requirements of FAS 123R. Equity classified stock-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite service period, which generally begins on the date the award is granted and extends through the earlier of the date the award vests or the date the employee otherwise becomes entitled to the award (e.g., upon becoming retirement eligible).

            Non-GAAP Financial Measures.    As described previously in this Compensation Discussion and Analysis, Duke Energy uses various financial measures, including adjusted diluted EPS, in connection with short-term and long-term incentives. Adjusted diluted EPS is a non-GAAP financial measure as it represents diluted EPS from continuing operations, adjusted for the per share impact of special items and the mark-to-market impacts of economic hedges related to certain generation assets in the Commercial Power segment. Special items represent certain charges and credits which management believes will not be recurring on a regular basis. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. The most directly comparable GAAP measure for adjusted diluted EPS is reported diluted EPS from continuing operations, which includes the impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)		All Other Compensation ($)(6)	Total ($)
James E. Rogers(7)	2008	0	0	3,937,920	1,563,401	0	290,601		524,589	6,316,511
Chairman, President &	2007	0	0	5,452,834	3,695,312	0	269,902		496,271	9,914,319
Chief Executive Officer	2006	0	0	7,874,953	4,690,203	0	171,056		219,443	12,955,655
David L. Hauser	2008	600,000	1,000,000	1,415,541	0	402,318	55,626		120,213	3,593,698
Group Executive & Chief	2007	577,500	23,969	1,234,189	1,372	853,831	225,020		102,012	3,017,893
Financial Officer	2006	549,996	0	1,633,315	10,775	543,396	192,388		106,519	3,036,389
James L. Turner	2008	650,004	900,000	1,123,090	23,813	430,933	0		147,921	3,275,761
Group Executive, President & Chief Operating Officer U.S. Franchised Electric & Gas	2007	589,956	0	802,905	59,377	870,185	4,562,606	(8)	103,755	6,988,784
Marc E. Manly	2008	600,000	860,000	1,004,617	0	405,342	0		89,276	2,959,235
Group Executive, Chief Legal Officer and Corporate Secretary	2007	556,008	0	1,109,614	0	730,539	4,972,007	(8)	86,364	7,454,532
Lynn J. Good Group Executive & President Commercial Businesses	2008	500,004	1,124,000	582,848	18,945	326,238	0		116,099	2,668,134

(1)
The amounts reflected in this column for 2008 represent retention bonuses paid to Messrs. Hauser, Turner and Manly and Ms. Good on April 4, 2008 in consideration for remaining employed with Duke Energy for two years following the merger of Duke Energy and Cinergy.

(2)
This column does not reflect the amount of stock awards that were actually earned or received by the named executive officers during 2008. For example, as a result of the design of his compensation arrangement, Mr. Rogers did not receive any stock award payments (other than dividend equivalents) during 2008. The amount of stock awards that Mr. Rogers earned, but did not receive, during 2008 is reflected in the Option Exercises and Stock Vested table on page 53. Rather, as required by applicable SEC rules, this column reflects the aggregate dollar amount recognized for financial statement reporting purposes for 2008, with respect to outstanding performance share and phantom share awards, and includes amounts attributable to performance share and phantom share awards granted in prior years. The aggregate dollar amount was determined in accordance with the provisions of FAS 123R, but without regard to any estimate of forfeitures related to service-based vesting conditions. See Notes 20, 20, 20 21 of the consolidated financial statements in Duke Energy's Form 10-K as filed with the SEC for the years ended December 31, 2005, 2006, 2007 and 2008, respectively, regarding assumptions underlying the valuation of equity awards.

(3)
This column does not reflect the amount of shares that were actually acquired upon the exercise of stock options by the named executive officers during 2008. The amount of shares that each named executive acquired upon the exercise of stock options during 2008 is reflected in the Option Exercises and Stock Vested table on page 53. Rather, as required by applicable SEC rules, this column reflects the aggregate dollar amount recognized for financial statement reporting purposes for 2008, with respect to outstanding stock options, and includes amounts attributable to stock options granted in prior years. The aggregate dollar amount was determined in accordance with the provisions of FAS 123R, but without regard to any estimate of forfeitures related to service-based vesting conditions. See Note 20 of the consolidated financial statements in Duke Energy's Form 10-K as filed with the SEC for the year ended December 31, 2006, regarding assumptions underlying the valuation of equity awards.

(4)
This column reflects amounts payable under the Duke Energy Corporation Executive Short-Term Incentive Plan with respect to the 2008 performance period. Unless deferred, the 2008 amounts were paid in March 2009.

(5)
Change in Pension Value and Nonqualified Deferred Compensation Earnings column includes the amounts listed below. The amounts listed were earned over the 12-month period ending on December 31, 2008.

	James E. Rogers ($)	David L. Hauser ($)	James L. Turner ($)	Marc E. Manly ($)	Lynn J. Good ($)
Change in Actuarial Present Value of Accumulated Benefit Under the Duke Energy Retirement Cash Balance Plan	0	(15,958)	0	0	0
Change in Actuarial Present Value of Accumulated Benefit Under the Duke Energy Corporation Executive Cash Balance Plan	0	69,149	(735,136)	(155,964)	(404,692)
Change in Actuarial Present Value of Accumulated Benefit Under the Cinergy Corp. Non-Union Employees' Pension Plan	(10,814)	0	15,848	23,344	10,762
Above-Market Interest Earned on Account Balances in the Duke Energy Corporation Executive Savings Plan Supplemental Account	0	2,435	0	0	0
Above-Market Interest Earned on Amounts Deferred Under the Deferred Compensation Agreement	290,601	0	0	0	0
Total	279,787	55,626	(719,288)	(132,620)	(393,930)

As required by applicable SEC rules, (i) the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column in the Summary Compensation Table has not been reduced by the negative amount listed above with respect to Mr. Rogers' benefit under the Cinergy Corp. Non-Union Employees' Pension Plan, and (ii) the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column in the Summary Compensation Table has not been reduced by the negative amounts listed in the "Total" column immediately above with respect to Messrs. Turner and Manly and Ms. Good. Even though the pension benefit of each named executive officer (other than Mr. Rogers) increased in nominal value during 2008, due to the different interest rates utilized, the present values of certain pension benefits decreased during 2008, resulting in the negative numbers listed above.

(6)
All Other Compensation column includes the following for 2008:

	James E. Rogers ($)	David L. Hauser ($)	James L. Turner ($)	Marc E. Manly ($)	Lynn J. Good ($)
Premiums for Life Insurance Coverage Provided Under Life Insurance Plans	0	5,433	1,710	4,902	1,357
Matching Contributions Under the Duke Energy Retirement Savings Plan	0	13,800	13,800	10,511	13,800
Make-Whole Matching Contribution Credits Under the Duke Energy Corporation Executive Savings Plan	0	74,868	77,411	16,909	45,942
Reimbursement of Relocation Expenses	45,933	0	0	0	0
Tax Gross-Up on Reimbursement of Relocation Expenses	3,397	0	0	0	0
Personal Use of Airplane	385,626	16,943	0	1,954	0
Airline Membership	0	0	0	0	0
Charitable Contributions Made in the Name of the Executive*	5,000	3,350	5,000	5,000	5,000
Executive Physical Exam Program	0	1,034	0	0	0
Financial Planning Program	0	4,785	0	0	0
Lump Sum Transition Perquisite Payment	0	0	50,000	50,000	50,000
Expenses Incurred in Connection with Preparation of Employment Agreement	49,500	0	0	0	0
Security Enhancements	35,133	0	0	0	0
Total	524,589	120,213	147,921	89,276	116,099

*Certain charitable contributions made by the named executive officers are not eligible for reimbursement under the Matching Gifts Program and therefore are not listed above.

Officers are required to reimburse Duke Energy the direct operating costs of any personal travel. With respect to flights on a leased or chartered airplane, direct operating costs equal the amount that the third party charges Duke Energy for such trip. With respect to flights on the Company-owned airplane, direct operating costs include the amounts permitted by the Federal Aviation Regulations for non-commercial carriers. Officers are permitted to invite their spouse or other guests to accompany them on business trips when space is available; however, in such events, the officer is imputed income in accordance with IRS guidelines. Because Duke Energy's policy requires officers to reimburse Duke Energy for the direct operating costs of personal travel, the incremental cost included in the table above is the amount of the IRS-specified tax deduction disallowance, if any, as well as any additional carbon credits purchased with respect to the executive officer's personal travel. In addition, the incremental cost provided in the table for Mr. Rogers includes the cost of travel to board meetings for companies, other than Duke Energy, that are deemed to be business travel pursuant to IRS regulations.

(7)
Mr. Rogers did not receive salary or bonus from Duke Energy during 2008. As previously described, he is covered under an employment agreement with Duke Energy that provides compensation primarily through stock-based awards.

(8)
Amounts were credited to the unfunded accounts of Messrs. Turner and Manly under the Duke Energy Corporation Executive Cash Balance Plan pursuant to an amendment to each of their employment agreements that was negotiated in connection with the merger of Cinergy and Duke Energy. In particular, Duke Energy converted the accrued benefit that each of the executives had earned under the Cinergy Corp. Excess Pension Plan, Cinergy Corp. Supplemental Executive Retirement Plan and his prior employment agreement (collectively, the "SERP"), plus the additional benefits that Messrs. Turner and Manly would have earned if they continued employment until age 62, into a lump sum credit that was provided in cancellation of his previous rights to a benefit under the SERP and in exchange for each executive's right to future nonqualified defined benefit plan accruals. These benefits are 100% vested. Messrs. Turner and Manly will not participate in the SERP or earn any additional benefits under any nonqualified defined benefit plan (other than future interest credits under the Duke Energy Corporation Executive Cash Balance Plan) unless and until they continue employment with Duke Energy past age 62. Ms. Good earned a similar benefit at the time of the merger of Cinergy and Duke Energy, which is described in the Pension Benefits Table.

GRANTS OF PLAN-BASED AWARDS

								All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James E. Rogers(3)
David L. Hauser		240,000	480,000	912,000
David L. Hauser	2/26/2008				14,258	28,515	42,773		513,698
David L. Hauser	2/26/2008				14,258	28,515	42,773		524,961
David L. Hauser	2/26/2008							24,440	449,940
James L. Turner		260,002	520,003	988,006
James L. Turner	2/26/2008				12,358	24,715	37,073		445,241
James L. Turner	2/26/2008				12,358	24,715	37,073		455,003
James L. Turner	2/26/2008							21,180	389,924
Marc E. Manly		240,000	480,000	912,000
Marc E. Manly	2/26/2008				11,408	22,815	34,223		411,012
Marc E. Manly	2/26/2008				11,408	22,815	34,223		420,024
Marc E. Manly	2/26/2008							19,550	359,916
Lynn J. Good		200,002	400,003	760,006
Lynn J. Good	2/26/2008				9,505	19,010	28,515		342,465
Lynn J. Good	2/26/2008				9,505	19,010	28,515		349,974
Lynn J. Good	2/26/2008							16,300	300,083

(1)
The awards reflected in the Estimated Possible Payouts Under Non-Equity Incentive Plan Awards column were granted for the 2008 performance period under the terms of the Duke Energy Corporation Executive Short-Term Incentive Plan. The actual amounts earned by each executive under the terms of such plan are disclosed in the Summary Compensation Table.

(2)
The full grant date fair value of each phantom share granted on February 26, 2008, computed in accordance with FAS 123R, is $18.41. The full grant date fair value of each performance share that is subject to a total shareholder return performance measure is $12.01, and is calculated by reference to the maximum number of performance shares in accordance with FAS 123R, and the full grant date fair value of each performance share that is subject to a compounded annual growth rate earnings per share performance measure is $18.41, and is calculated by reference to the target number of performance shares in accordance with FAS 123R.

(3)
As a result of the design of Mr. Rogers' compensation arrangement, Duke Energy did not grant stock awards to him during 2008. However, the stock awards that Duke Energy granted to him in 2006 were intended to compensate him for the three-year period commencing on April 3, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

            Effective on January 2, 2007, Duke Energy spun off its gas businesses to form Spectra Energy. Effective with the spin-off, equitable adjustments were made with respect to stock options and outstanding equity awards relating to Duke Energy common stock. All such awards were adjusted into two separate awards, one relating to Duke Energy common stock and one relating to Spectra Energy common stock. This adjustment was made such that the number of shares relating to the award covering Spectra Energy common stock was equal to the number of shares of Spectra Energy common stock that the award holder would have received in the distribution had the Duke Energy award represented outstanding shares of Duke Energy common stock (i.e., a ratio of 0.5 shares of Spectra Energy common stock for every one share of Duke Energy common stock). With respect to stock options, the per share option exercise price of the original Duke Energy stock option was proportionally allocated between the two types of stock options taking into account the spin-off distribution ratio and the relative per share trading prices immediately following the spin-off. The resulting Duke Energy and Spectra Energy awards continue to be subject to the vesting schedule under the original Duke Energy award agreement. For purposes of vesting and the post-termination exercise periods applicable to the options, continued employment with Duke Energy or Spectra Energy is considered to be continued employment with the other. The adjustments preserved, but did not increase, the value of the equity awards. The following two tables show each named executive officer's Duke Energy and Spectra Energy equity awards.

DUKE ENERGY CORPORATION
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James E. Rogers	214,188		15.26	1/1/2015
James E. Rogers		213,720	15.50	1/1/2016
James E. Rogers	1,251,764	625,882	16.60	4/4/2016
James E. Rogers					21,515	322,940
James E. Rogers							0	0
David L. Hauser	31,200		24.39	12/20/2010
David L. Hauser	32,500		21.47	12/19/2011
David L. Hauser	4,700		21.84	1/17/2012
David L. Hauser	24,200		7.85	2/25/2013
David L. Hauser					72,904	1,094,289
David L. Hauser							27,780	416,978
David L. Hauser							18,520	277,985
David L. Hauser							42,773	642,015
David L. Hauser							42,773	642,015
James L. Turner	24,180		12.82	1/1/2011
James L. Turner	29,952		12.28	1/1/2012
James L. Turner	29,952		12.37	1/1/2013
James L. Turner	30,888		14.15	1/1/2014
James L. Turner	30,888		15.26	1/1/2015
James L. Turner		35,100	15.50	1/1/2016
James L. Turner					51,668	775,537
James L. Turner							22,705	340,802
James L. Turner							15,135	227,176
James L. Turner							37,073	556,458
James L. Turner							37,073	556,458
Marc E. Manly	4,936		11.54	12/4/2012
Marc E. Manly		33,540	15.50	1/1/2016
Marc E. Manly					48,296	724,923
Marc E. Manly							21,400	321,214
Marc E. Manly							14,265	214,118
Marc E. Manly							34,223	513,680
Marc E. Manly							34,223	513,680
Lynn J. Good	4,555		12.50	7/22/2013
Lynn J. Good	14,664		14.15	1/1/2014
Lynn J. Good	15,132		15.26	1/1/2015
Lynn J. Good	3,588		15.33	12/14/2015
Lynn J. Good		24,336	15.50	1/1/2016
Lynn J. Good					26,852	403,049
Lynn J. Good							7,735	116,102
Lynn J. Good							5,155	77,377
Lynn J. Good							28,515	428,010
Lynn J. Good							28,515	428,010

(1)
On January 1, 2006, Mr. Rogers received stock options covering 213,720 shares that vested and became exercisable on the third anniversary of the date of grant. On April 4, 2006, Mr. Rogers received a grant of a stock option covering 1,877,646 shares that vests and becomes exercisable in three equal installments on each of the first three anniversaries of the date of grant. On January 1, 2006, Messrs. Turner and Manly and Ms. Good received stock options covering 35,100, 33,540, and 24,336 shares, respectively, that vested and became exercisable on the third anniversary of the date of grant.

(2)
On April 4, 2006, Mr. Rogers received a grant of 258,180 phantom shares, of which 236,665 shares in the aggregate vested during the period of 2006-2008 and the remaining shares vested on January 1, 2009. Mr. Hauser received phantom shares on February 28, 2005, which vest in equal installments on each of the first five anniversaries of the grant date. Mr. Hauser received phantom shares on April 4, 2006, and Messrs. Turner and Manly and Ms. Good received phantom shares on April 4, 2006, and July 1, 2006, all of which vest, subject to certain exceptions, in equal installments on each of the first five anniversaries of April 4, 2006. Messrs. Hauser, Turner and Manly and Ms. Good received phantom shares on March 2, 2007 and February 26, 2008, which vest, subject to certain exceptions, in equal installments on the first three anniversaries of the date of grant.

(3)
Messrs. Hauser, Turner and Manly and Ms. Good received performance shares on March 2, 2007, that, subject to certain exceptions, are eligible for vesting on December 31, 2009. Messrs. Hauser, Turner and Manly and Ms. Good received performance shares on February 26, 2008, that, subject to certain exceptions, are eligible for vesting on December 31, 2010. Pursuant to applicable SEC rules, (i) one-half of the performance shares (relating to the CAGR performance measure) that were granted in 2007 are listed at the maximum number of shares, (ii) one-half of the performance shares (relating to the TSR performance measure) that were granted in 2007 are listed at the target number of shares, and (iii) all of the performance shares that were granted in 2008 (relating to the CAGR and TSR performance measures) are listed at the maximum number of shares.

SPECTRA ENERGY CORP
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)
James E. Rogers	46,735		21.39	1/1/2014
James E. Rogers	107,094		23.07	1/1/2015
James E. Rogers		106,860	23.43	1/1/2016
James E. Rogers	625,882	312,941	25.09	4/4/2016
James E. Rogers
James E. Rogers					10,758	169,331
James E. Rogers
David L. Hauser	5,900		25.53	2/17/2009
David L. Hauser	18,900		21.42	12/20/2009
David L. Hauser	15,600		36.86	12/20/2010
David L. Hauser	16,250		32.44	12/19/2011
David L. Hauser	2,350		33.00	1/17/2012
David L. Hauser	2,700		14.73	1/28/2013
David L. Hauser	17,100		11.86	2/25/2013
David L. Hauser					11,885	187,070
David L. Hauser
James L. Turner	12,090		19.37	1/1/2011
James L. Turner	14,976		18.57	1/1/2012
James L. Turner	14,976		18.70	1/1/2013
James L. Turner	15,443		21.39	1/1/2014
James L. Turner	15,444		23.07	1/1/2015
James L. Turner		17,550	23.43	1/1/2016
James L. Turner					5,154	81,124
James L. Turner
Marc E. Manly	1,480		17.44	12/4/2012
Marc E. Manly	1,866		23.07	1/1/2015
Marc E. Manly		16,770	23.43	1/1/2016
Marc E. Manly					4,863	76,544
Marc E. Manly
Lynn J. Good	2,277		18.90	7/22/2013
Lynn J. Good	7,331		21.39	1/1/2014
Lynn J. Good	7,566		23.07	1/1/2015
Lynn J. Good	1,794		23.17	12/14/2015
Lynn J. Good		12,168	23.43	1/1/2016
Lynn J. Good					1,839	28,946
Lynn J. Good

(1)
On January 1, 2006, Mr. Rogers received stock options that vested and became exercisable on the third anniversary of the date of grant. On April 4, 2006, Mr. Rogers received a grant of a stock option that vests and becomes exercisable in three equal installments on each of the first three anniversaries of the date of grant. On January 1, 2006, Messrs. Turner and Manly and Ms. Good received stock options that vested and became exercisable on the third anniversary of the date of grant.

(2)
On April 4, 2006, Mr. Rogers received a grant of 129,090 phantom shares, of which 118,332 vested during the period of 2006–2008 and the remaining shares vested on January 1, 2009. Mr. Hauser received phantom shares on February 28, 2005, which vest in equal installments on each of the first five anniversaries of the grant date. Mr. Hauser received phantom shares on April 4, 2006, and Messrs. Turner, Manly and Ms. Good received phantom shares on April 4, 2006, and July 1, 2006, all of which vest, subject to certain exceptions, in equal installments on each of the first five anniversaries of April 4, 2006.

OPTION EXERCISES AND STOCK VESTED

	Option Awards				Stock Awards
	Duke Energy		Spectra Energy		Duke Energy		Spectra Energy
Name	Number of Duke Energy Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Spectra Energy Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Duke Energy Shares Acquired on Vesting (#)(2)(3)	Value Realized on Vesting ($)(4)	Number of Spectra Energy Shares Acquired on Vesting (#)(3)(5)	Value Realized on Vesting ($)(6)
James E. Rogers	0	0	0	0	172,727	2,879,642	86,363	1,769,111
David L. Hauser	0	0	10,000	21,250	52,069	923,341	19,862	379,062
James L. Turner	0	0	0	0	35,327	625,553	12,619	232,253
Marc E. Manly	0	0	14,358	75,092	33,327	590,139	11,908	219,166
Lynn J. Good	0	0	0	0	12,446	220,415	4,504	82,895

(1)
The value realized upon exercise was calculated based on the closing price of a share of Spectra Energy common stock on the date of option exercise.

(2)
The executives elected to defer the following number and amount of vested Duke Energy stock awards pursuant to the Duke Energy Corporation Executive Savings Plan, which is described in more detail on page 60: Mr. Hauser: 17,088 shares ($301,573); Mr. Turner: 10,090 shares ($176,979); Mr. Manly: 0 shares ($0); and Ms. Good: 0 shares ($0). The vested stock awards reflected above with respect to Mr. Rogers are automatically deferred until April 3, 2009 pursuant to the terms of his employment agreement.

(3)
Includes performance shares covering the 2006-2008 performance period. The Compensation Committee certified the achievement of the applicable performance measures on February 19, 2009.

(4)
The value realized upon vesting of stock awards was calculated based on the closing price of a share of Duke Energy common stock on the respective vesting date, and includes the following cash payments for dividend equivalents on earned performance shares: Mr. Hauser: 30,219 shares ($81,893); Mr. Turner: 21,801 shares ($59,081); Mr. Manly: 20,575 shares ($55,758); and Ms. Good: 7,784 shares ($21,095).

(5)
The executives elected to defer the following number and amount of vested Spectra Energy stock awards pursuant to the Duke Energy Corporation Executive Savings Plan, which is described in more detail on page 60: Mr. Hauser: 2,371 shares ($57,141); Mr. Turner: 0 shares ($0); Mr. Manly: 0 shares ($0); and Ms. Good: 0 shares ($0). The vested stock awards reflected above with respect to Mr. Rogers are automatically deferred until April 3, 2009 pursuant to the terms of his employment agreement.

(6)
The value realized upon vesting of stock awards was calculated based on the closing price of a share of Spectra Energy common stock on the respective vesting date, and includes the following cash payments for dividend equivalents on earned performance shares: Mr. Hauser: 15,110 shares ($27,802); Mr. Turner: 10,901 shares ($20,058); Mr. Manly: 10,287 shares ($18,928); and Ms. Good: 3,891 shares ($7,159).

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)(2)
James E. Rogers	Cinergy Corp. Non-Union Employees' Pension Plan	16.77	506,244	0
David L. Hauser	Duke Energy Retirement Cash Balance Plan	34.83	607,876	0
David L. Hauser	Duke Energy Corporation Executive Cash Balance Plan	34.83	947,839	0
James L. Turner	Cinergy Corp. Non-Union Employees' Pension Plan	12.87	195,515	0
James L. Turner	Duke Energy Corporation Executive Cash Balance Plan	12.87	5,331,118	76,171
Marc E. Manly	Cinergy Corp. Non-Union Employees' Pension Plan	6.17	152,564	0
Marc E. Manly	Duke Energy Corporation Executive Cash Balance Plan	6.17	6,221,383	58,241
Lynn J. Good	Cinergy Corp. Non-Union Employees' Pension Plan	5.67	43,906	0
Lynn J. Good	Duke Energy Corporation Executive Cash Balance Plan	5.67	3,065,734	60,200

(1)
Mr. Rogers' credited service is frozen as of April 3, 2006, which is the date of the merger of Duke Energy and Cinergy.

(2)
Messrs. Turner and Manly and Ms. Good each received a distribution equal to the amount of taxes that were required to be withheld on amounts credited to their account under the Duke Energy Corporation Executive Cash Balance Plan, as described below.

            Duke Energy provides pension benefits that are intended to assist its retirees with their retirement income needs. A more detailed description of the plans that comprise Duke Energy's pension program follows.

Duke Energy Retirement Cash Balance Plan and Executive Cash Balance Plan

            Mr. Hauser actively participates in the Duke Energy Retirement Cash Balance Plan ("RCBP"), which is a noncontributory, defined benefit retirement plan that is intended to satisfy the requirements for qualification under Section 401(a) of the Code. The RCBP generally covers employees of Duke Energy and affiliates, with certain exceptions for legacy Cinergy employees who are covered under the Cinergy Plan (described below). The RCBP provides benefits under a "cash balance account" formula. Mr. Hauser has satisfied the eligibility requirements to receive his account benefit upon termination of employment. The RCBP benefit is payable in the form of a lump sum in the amount credited to a hypothetical account at the time of benefit commencement. Payment is also available in annuity forms based on the actuarial equivalent of the account balance.

            The amount credited to the hypothetical account is increased with monthly pay credits equal to: (i) for participants with combined age and service of less than 35 points, 4% of eligible monthly compensation, (ii) for participants with combined age and service of 35 to 49 points, 5% of eligible monthly compensation, (iii) for participants with combined age and service of 50 to 64 points, 6% of eligible monthly compensation, and (iv) for participants with combined age and service of 65 or more points, 7% of eligible monthly compensation. If the participant earns more than the Social Security wage base, the account is credited with additional pay credits equal to 4% of eligible compensation above the Social Security wage base. Interest credits are credited monthly, with the interest rate determined quarterly based on the 30-year Treasury rate.

            For the RCBP, eligible monthly compensation is equal to Form W-2 wages, plus elective deferrals under a 401(k), cafeteria, or 132(f) transportation plan, and deferrals under the Duke Energy Corporation Executive Savings Plan. Compensation does not include severance pay (including bank time and payment for unused vacation), expense reimbursements, allowances, cash or noncash fringe benefits, moving expenses, bonuses for performance periods in excess of one year, transition pay, long-term incentive compensation (including income resulting from any stock-based awards such as stock options, stock appreciation rights, phantom stock or restricted stock) and other compensation items to the extent described as not included for purposes of benefit plans or the RCBP. The benefit of participants in the RCBP may not be less than determined under certain prior benefit formulas (including optional forms). In addition, the benefit under the RCBP is limited by maximum benefits and compensation limits under the Code.

            Mr. Hauser is eligible to participate in the Duke Energy Corporation Executive Cash Balance Plan ("ECBP"), which is a noncontributory, defined benefit retirement plan that is not intended to satisfy the requirements for qualification under Section 401(a) of the Code. Benefits earned under the ECBP are attributable to: (i) compensation in excess of the annual compensation limit ($245,000 for 2009) under the Code that applies to the determination of pay credits under the RCBP, (ii) certain deferred compensation that was not recognized by the RCBP prior to 2008, (iii) restoration of benefits in excess of a defined benefit plan maximum annual benefit limit ($195,000 for 2009) under the Code that applies to the RCBP, and (iv) supplemental benefits granted to a particular participant. Generally, benefits earned under the RCBP and the ECBP vest upon completion of three years of service, and, with certain exceptions, vested benefits generally become payable upon termination of employment with Duke Energy.

            As described in footnote 8 to the Summary Compensation Table on page 48, amounts were credited to an account established for each of Messrs. Turner and Manly and Ms. Good under the Duke Energy Corporation Executive Cash Balance Plan pursuant to an amendment to each of their employment agreements that was negotiated in connection with the merger of Cinergy and Duke Energy. Messrs. Turner and Manly and Ms. Good will not earn any additional benefits under any nonqualified defined benefit plan (other than future interest credits under the Duke Energy Corporation Executive Cash Balance Plan) unless and until they continue employment with Duke Energy past age 62.

Cinergy Corp. Non-Union Employees' Pension Plan

            Mr. Rogers has an accrued benefit under the Cinergy Corp. Non-Union Employees' Pension Plan ("Cinergy Plan"), but his benefit was "frozen" on April 3, 2006 (i.e., it is not increased by Mr. Rogers' service and pay after April 3, 2006). Messrs. Turner and Manly and Ms. Good participate in the Cinergy Plan. The Cinergy Plan is a tax-qualified defined benefit plan that generally covers legacy Cinergy non-bargaining employees. The Cinergy Plan includes the following two program formulas: (i) a Traditional Program and (ii) the Duke Account Formula (which, in 2007, replaced the Balanced and Investor Programs). The Traditional Program formula is based on service and final average monthly pay. The Duke Account Formula (and the prior Balanced and Investor Programs) are "cash balance account" formulas. In 2007, Traditional Program participants were given the choice of continuing to accrue benefits under the Traditional Program or to retain their accrued benefit under the Traditional Program and participate in the Duke Account Formula. Mr. Turner chose to retain his accrued benefits under the Traditional Program and in the future participate in the Duke Account Formula; Mr. Manly chose to remain in the Traditional Program. In 2007, Ms. Good automatically ceased participating in the Investor Program and began to participate in the Duke Account Formula.

            Under the Cinergy Plan's Traditional Program, in which Mr. Rogers participated prior to April 3, 2006, and in which Mr. Turner participated prior to April 1, 2007, and in which Mr. Manly continues to participate, each participant earns a benefit under a final average pay formula, which calculates pension benefits based on a participant's "highest average earnings" and years of plan participation. The Traditional Program benefit is payable following normal retirement at age 65, following early retirement at or after age 50 with five or more years of service (with reduction in the life annuity for commencement before age 62 in accordance with prescribed factors) and at or after age 55 with combined age and service of 85 points (with no reduction in the life annuity for commencement before normal retirement age). Messrs. Rogers, Turner and Manly and Ms. Good are eligible for an early retirement benefit, the amount of which would be reduced for early commencement. Payment is available in a variety of annuity forms, and for Mr. Turner is also available in a lump sum.

            The Traditional Program benefit formula is the sum of (a), (b), and (c), where (a) is 1.1% of final average monthly pay ("FAP") times years of participation (up to a maximum of 35 years), where (b) is 0.5% times FAP in excess of monthly Social Security covered compensation times years of participation (up to a maximum of 35 years), and where (c) is 1.55% of FAP times years of participation in excess of 35. The benefit under the Traditional Program will not be less than the minimum formula, which is the sum of (x) and (y), where (x) is the lesser of (i) 1.12% of FAP times years of participation (up to a maximum of 35 years) plus 0.5% times FAP in excess of monthly Social Security covered compensation times years of participation (up to a maximum of 35 years) or (ii) 1.163% of FAP pay times years of participation (up to a maximum of 35 years), and where (y) is 1.492% of FAP times years of participation over 35 years. Social Security covered compensation is the average of the Social Security wage bases during the 35 calendar years ending in the year the participant reaches Social Security retirement age.

            FAP is the average of the participant's total pay during the three consecutive years of highest pay from the last 10 years of participation. This is determined using the three consecutive calendar years that will result in the highest FAP or by using the last 36 months of participation. If the participant's highest FAP occurs other than using the last 36 months, FAP will be calculated as if accrued vacation pay, if any, was received by the participant during the last month during the period that is used to determine the highest FAP. Mr. Turner's FAP continues to be adjusted for future compensation, but his service after April 1, 2007, does not increase his accrued benefits under the Traditional Program.

            Total pay includes base salary or wages, overtime pay, shift premiums, work schedule recognition pay, holiday premiums, unused accrued vacation pay, service watch payments, performance lump sum pay, annual incentive plan awards and annual performance cash awards. Total pay does not include reimbursements or other expense allowances, imputed income, fringe benefits, moving and relocation expenses, deferred compensation, welfare benefits, long-term performance awards and executive individual incentive awards. The benefit under the Cinergy Plan is limited by maximum benefit and compensation limits under the Code.

            The Duke Account Formula feature of the Cinergy Plan provides a benefit substantially similar to that provided under the RCBP.

Present Value Assumptions

            The valuation method and assumptions used in determining the present value of the current accrued benefit for the Pension Benefits table is as follows: (i) for the RCBP and ECBP, and for the cash balance account benefits under the Cinergy Plan, the value of the cash balance account as of December 31, 2008, is projected to age 65 for Mr. Hauser and age 62 for Messrs. Turner and Manly and Ms. Good at the assumed interest crediting rate of 4% and is then discounted back to December 31, 2008 using the assumed discount rate of 6.5%, and (ii) for the Cinergy Plan, the assumptions used by Duke Energy in its Form 10-K for the year ended December 31, 2008, are used, along with the assumption that Messrs. Rogers, Turner and Manly and Ms. Good will remain employed until age 62 (i.e., the earliest retirement date on which unreduced benefits can be paid).

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last FYE ($)
James E. Rogers Duke Energy Corporation Executive Savings Plan	0	0	(17,729,833)	127,135	47,171,846	(5)
James E. Rogers Deferred Compensation Agreement	0	0	620,947	0	4,169,218	(6)
David L. Hauser Duke Energy Corporation Executive Savings Plan	358,714	74,868	(2,551,512)	0	6,141,762
James L. Turner Duke Energy Corporation Executive Savings Plan (7)	392,446	77,411	(562,230)	0	1,209,095
Marc E. Manly Duke Energy Corporation Executive Savings Plan (7)	131,336	16,909	(754,028)	0	1,046,889
Lynn J. Good Duke Energy Corporation Executive Savings Plan (7)	45,000	45,942	(62,019)	0	135,064

(1)
Includes $30,000 and $45,000 of salary deferrals credited to the plan in 2008 on behalf of Mr. Manly and Ms. Good, respectively, which are included in the salary column of the Summary Compensation Table. Includes $215,467 and $101,336 of short-term incentive deferrals earned in 2008 and credited to the plan in 2009 on behalf of Messrs. Turner and Manly, respectively. Includes $358,714 and $176,979, respectively, of stock award deferrals and dividend equivalents credited to the plan on behalf of Messrs. Hauser and Turner with respect to 2008.

(2)
Reflects make-whole matching contribution credits made under the Duke Energy Corporation Executive Savings Plan.

(3)
Includes $290,601 of above-market interest as reported for Mr. Rogers in footnote 5 to the Summary Compensation Table on page 47. Includes $2,435 of above-market interest as reported for Mr. Hauser in footnote 5 to the Summary Compensation Table on page 47.

(4)
Mr. Rogers received a distribution equal to the amount of taxes that were required to be withheld upon the second anniversary of the merger with Cinergy, at which time a portion of his account became vested. As described in the Compensation Discussion and Analysis, each of the named executive officers made an election pursuant to the transition rules under Section 409A of the Code to receive a portion of his or her account under the Duke Energy Corporation Executive Savings Plan payable in 2009. Pursuant to applicable SEC rules, these amounts will be included in 2009 compensation and are not listed above.

(5)
Mr. Rogers' account (the "Account") under the Duke Energy Corporation Executive Savings Plan is comprised of amounts that have been earned by Mr. Rogers during his eighteen-year tenure as the

  Chief Executive Officer of Cinergy and its predecessor companies. The amount in Mr. Rogers' Account includes the following:

  •
  $41,827,741 was credited to the Account on March 31, 2006, by Cinergy in cancellation of his right to certain retirement benefits previously earned. In particular, this amount represents the lump sum equivalent of the retirement benefits that Mr. Rogers earned over the course of his career at PSI Energy, Inc. and Cinergy under the Cinergy Corp. Excess Pension Plan, Cinergy Corp. Supplemental Executive Retirement Plan and Mr. Rogers' prior employment agreement (collectively, the "SERP") and was provided in exchange for Mr. Rogers' right to a future SERP benefit under those plans. A portion of this amount (i.e., $5,200,000 plus future earnings and losses) vested on April 4, 2008. The amount credited to the Account is equal to the lump sum present value of Mr. Rogers' SERP benefit plus $1,000,000, which additional amount was credited to the Account in order to provide an additional retention incentive and in consideration for his agreement to subject the above-referenced portion of his converted SERP benefit to a two-year vesting schedule. These arrangements were made in accordance with an employment agreement term sheet negotiated with Cinergy and Mr. Rogers in connection with the merger, all of which was previously disclosed by Cinergy in a Form 8-K filed on April 6, 2006.

  •
  $5,807,080 was credited to the Account, effective upon the merger of Duke Energy and Cinergy on April 3, 2006. This amount represents the value of a performance-based phantom share award that was granted to Mr. Rogers on January 1, 2004, and which originally covered 129,049 shares of Cinergy common stock and was converted into 201,316 shares Duke Energy common stock. In accordance with its terms, this award became fully vested upon a "change in control" of Cinergy, which occurred upon the merger of Cinergy and Duke Energy and was credited to Mr. Rogers' Account at that time.

  •
  Amounts he elected to defer from his salary throughout the course of his career at Cinergy, matching contributions with respect to such deferrals pursuant to the Cinergy Corp. 401(k) Excess Plan, and non-elective contributions to Mr. Rogers' Account. All earnings credited to Mr. Rogers' Account prior to 2008 have been calculated based on the actual investment returns of the phantom investment options previously offered under the Cinergy Corp. 401(k) Excess Plan, and earnings on a portion of the Account continued to be calculated based on those phantom investment options after December 31, 2007, the date on which the Cinergy Corp. 401(k) Excess Plan merged into the Duke Energy Corporation Executive Savings Plan.

(6)
Reflects Mr. Rogers' interest under a Deferred Compensation Agreement that he entered into with PSI Energy, Inc. (subsequently renamed Duke Energy Indiana, Inc.) on December 16, 1992. Except for earnings on previously deferred amounts, Mr. Rogers is not permitted to earn any additional amounts under this plan.

(7)
Effective December 31, 2007, the Cinergy Corp. 401(k) Excess Plan and the Cinergy Corp Nonqualified Deferred Incentive Compensation Plan in which Messrs. Turner and Manly and Ms. Good participated were merged into the Duke Energy Corporation Executive Savings Plan.

Duke Energy Corporation Executive Savings Plan

            Under the Duke Energy Corporation Executive Savings Plan, participants can elect to defer a portion of their base salary, short-term incentive compensation and long-term incentive compensation (other than stock options). Participants also receive a company matching contribution in excess of the contribution limits prescribed by the Code under the Duke Energy Retirement Savings Plan. In general, payments are made following termination of employment or death in the form of a lump sum or installments, as selected by the participant. In general, participants may direct the deemed investment of base salary deferrals, short-term incentive deferrals and matching contributions among investments options available under the Duke Energy Retirement Savings Plan, including in the Duke Energy Common Stock Fund. However, as described above, earnings on Mr. Rogers' account under the Cinergy Corp. 401(k) Excess Plan are calculated in part based on the actual investment returns of the phantom investment options previously offered under the Cinergy Corp. 401(k) Excess Plan. Participants may change their investment elections on a daily basis. Deferrals of equity awards are credited with earnings and losses based on the performance of the Duke Energy Common Stock Fund. The benefits payable under the plan are unfunded and subject to the claims of Duke Energy's creditors. As described in the Compensation Discussion and Analysis, the Duke Energy Corporation Executive Savings Plan was amended in 2008 to comply with Section 409A of the Code and to permit actively-employed participants to elect to receive a lump sum payment of all or a portion of their benefits that are subject to Section 409A in 2009.

Deferred Compensation Agreement for Mr. Rogers

            In 1992, PSI Energy, Inc. (a predecessor to Cinergy) entered into a deferred compensation agreement with Mr. Rogers. Except for earnings on amounts previously deferred, Mr. Rogers is not accruing any additional benefits under this agreement. The agreement provides Mr. Rogers with the right to receive two 15-year annual cash benefits beginning the first January following his termination of employment for any reason other than death; provided, however, that cash benefits will commence no later than January 2010. The first annual payment ranges from $471,000 if payment commenced in January 2009 to $554,000 if payment begins in January 2010. Payment of the second annual cash benefit will commence no earlier than January 2009 and no later than January 2010 and ranges from $210,000 if payment commenced in January 2009 to $247,000 if payment begins in January 2010. Comparable amounts are payable if Mr. Rogers dies before these payments begin. The deferred payments accrue interest at an annual rate of 17.5%. The benefits payable under the agreement are unfunded and subject to the claims of Duke Energy's creditors.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

            Under certain circumstances, each named executive officer would be entitled to compensation in the event his or her employment terminates or upon a change in control. The amount of the compensation is contingent upon a variety of factors, including the circumstances under which he or she terminates employment. The relevant agreements that each named executive officer has entered into with Duke Energy are described below, followed by a table that quantifies the amount that would become payable to each named executive officer as a result of his or her termination of employment.

            The amounts shown assume that such termination was effective as of December 31, 2008 and are merely estimates of the amounts that would be paid out to the named executive officers upon their termination. The actual amounts to be paid out can only be determined at the time of such named executive officer's termination of employment.

            The table shown below does not include amounts that have been earned and which are payable without regard to the named executive officer's termination of employment. Such earned amounts, however, are described immediately following the table.

Mr. James E. Rogers

            On April 4, 2006, Duke Energy entered into a three-year employment agreement with Mr. Rogers (the "April 2006 Agreement") to provide for his employment as Chief Executive Officer and President, effective as of the closing of the merger with Cinergy on April 3, 2006. The employment agreement superseded his employment agreement with Cinergy, except as described below.

            Effective February 19, 2009, Duke Energy entered into a new employment agreement with Mr. Rogers (the "February 2009 Areement") for the period ending December 31, 2013. The severance and change in control provisions under the February 2009 Agreement supersede those under the April 2006 Agreement, effective February 19, 2009, except that the equity awards made before adoption of the February 2009 Agreement continue in accordance with their terms. Because the tabular disclosure below quantifies the amounts that would have been payable assuming the respective triggering events had occurred as of December 31, 2008 (as required pursuant to the applicable SEC rules), those amounts have been determined in accordance with the terms of the April 2006 Agreement (which was then still in effect).

            The April 2006 Agreement, but not the February 2009 Agreement, made provision for cash severance under certain circumstances. If, on or after April 3, 2008, but during the term of the April 2006 Agreement, Mr. Rogers' employment had been terminated by Duke Energy without "cause" or by Mr. Rogers for "good reason" (each as defined in the April 2006 Agreement), Mr. Rogers would have been entitled to the severance benefits to which he would have received under his prior employment agreement with Cinergy had his employment terminated outside of the "change in control" context. Generally, this would have entitled Mr. Rogers to (a) cash severance equal to three times the sum of his salary and maximum bonus, determined by reference to his employment at Cinergy, (b) welfare benefits for the remainder of the stated term of the employment agreement or a cash equivalent (reduced by coverage obtained from subsequent employers); (c) a payment of $60,000 in connection with the legacy Cinergy automobile benefit; and (d) miscellaneous benefits, including tax counseling services.

            Moreover, if any payment made to Mr. Rogers while the April 2006 Agreement remained in force had been subject to the "golden parachute" excise tax imposed under the Code, Duke Energy would have made a tax gross-up payment to Mr. Rogers to hold him harmless from the effect of such excise tax. The February 2009 Agreement eliminates this gross-up provision.

            The February 2009 Agreement makes no provision for cash payments upon a termination of employment, whether before or after a change in control of Duke Energy. The February 2009 Agreement does provide for the treatment of Mr. Rogers' outstanding equity awards upon termination of employment or upon a change in control.

            As noted above, however, the equity awards made before adoption of the February 2009 Agreement continue in accordance with their existing terms. Under the April 2006 Agreement, in the event of Mr. Rogers' termination of employment for any reason other than death or disability, a prorated portion of his phantom shares, performance shares (assuming target performance) and stock options attributable to the pending quarterly or annual service or performance period (as the case may be), to the extent not already vested, would vest based on the amount of time during the vesting period that elapsed prior to his termination of employment. If Mr. Rogers' employment were terminated as a result of his death or disability, all of his phantom shares, performance shares (assuming target performance) and stock options would immediately vest, regardless of the service or performance period to which they are attributable. In addition, upon his termination of employment, his stock options, to the extent vested, would remain exercisable during the remainder of their ten-year term, except such options shall remain exercisable for no more than 90 days in the event that Mr. Rogers' employment is terminated for cause (as defined in the April 2006 Agreement).

            Under the February 2009 Agreement, if Mr. Rogers' employment terminates without cause or for good reason (each as defined in the February 2009 Agreement) or by reason of his retirement with the approval of the Duke Energy Board of Directors, then (i) the stock options and phantom stock granted to him pursuant to the February 2009 Agreement will continue to vest in accordance with their otherwise applicable schedule as if his employment had not terminated, (ii) the stock options will remain exercisable for their full ten-year term, and (iii) the performance shares will be payable (if at all) at the end of the cycle based on actual performance, again determined as if his employment had not terminated. If Mr. Rogers' employment terminates as a result of his death or disability, then the stock options and phantom stock granted to him pursuant to the February 2009 Agreement will vest in full, the stock options (whether or not previously vested) will remain exercisable for their full ten-year term, and the performance shares will be pro-rated for actual service and will be payable (if at all) at the end of the cycle based on actual performance. If Mr. Rogers terminates his employment without good reason (as defined in the February 2009 Agreement) or retires without the approval of the Duke Energy Board of Directors, the unvested stock options, phantom stock and performance shares granted to him pursuant to the February 2009 Agreement will expire immediately, and any previously vested options will expire 90 days after the termination of employment. If Mr. Rogers' employment is terminated for cause (as defined in the February 2009 Agreement), all stock options, phantom stock and performance shares (whether or not vested) granted to him pursuant to the February 2009 Agreement will expire immediately.

            If a change in control of Duke Energy occurs and Mr. Rogers' employment is terminated within two years of the change in control, by Duke Energy without cause or by Mr. Rogers for good reason or by reason of his retirement with the approval of the Board of Directors, then notwithstanding the preceding paragraph, the stock options will vest immediately and the phantom stock and performance shares will immediately vest and be paid (in the case of performance shares, based on the target level of performance). If Mr. Rogers' employment terminates after the expiration of the term of the February 2009 Agreement but before vesting of all options and performance shares, each such award will be subject to the treatment described above, but determined as if termination had occurred during the term of the February 2009 Agreement, and any termination by Mr. Rogers, other than in anticipation of a termination for cause, will be deemed a termination for good reason.

            Under both the April 2006 Agreement and February 2009 Agreement, "cause" generally means (i) if not cured, the willful and continued failure by the Mr. Rogers to substantially perform his duties or to comply with Duke Energy's rules or procedures, (ii) the breach of confidentiality obligations by Mr. Rogers (and, in the case of the February 2009 Agreement, breach of the new noncompetition and nonsolicitation obligations), or (iii) Mr. Rogers' conviction of a felony, including the entry of a guilty or nolo contendere plea, or any willful or grossly negligent action or inaction by Mr. Rogers that has a materially adverse effect on Duke Energy, and "good reason" generally means (a) the material reduction without Mr. Rogers' consent of his title, authority, duties, or responsibilities from those in effect immediately prior to the reduction (except, under the February 2009 Agreement, his ceasing to serve as President of Duke Energy or, if Duke Energy adopts a policy that its Chief Executive Officer shall no longer serve as Chairman of its Board of Directors, his ceasing to serve as Chairman), (b) the failure by Duke Energy without Mr. Rogers' consent to nominate him for re-election to the Board of Directors, (c) a material adverse change in Mr. Rogers' reporting responsibilities, (d) any breach by Duke Energy of any other material provision of Mr. Rogers' agreement or (e) a failure by Duke Energy to require any successor entity to Duke Energy specifically to assume in writing all of Duke Energy's obligations under Mr. Rogers' agreement.

Other Named Executive Officers

            Duke Energy entered into change in control agreements with Messrs. Hauser, Turner and Manly and Ms. Good, effective as of July 1, 2005; April 4, 2006; April 4, 2006; and April 4, 2006, respectively. The agreements have an initial term of two years, after which the agreements automatically extend, unless six months prior written notice is provided, from the first date of each month for one additional month.

            The change in control agreements provide for payments and benefits to the executive in the event of termination of employment within two years after a "change in control" by Duke Energy without "cause" or by the executive for "good reason" (each as defined below) as follows: (1) a lump-sum cash payment equal to a pro-rata amount of the executive's target bonus for the year in which the termination occurs; (2) a lump-sum cash payment equal to two times the sum of the executive's annual base salary and target annual bonus opportunity in effect immediately prior to termination or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting "good reason"; (3) continued medical, dental and basic life insurance coverage for a two-year period or a lump sum cash payment of equivalent value (reduced by coverage obtained by subsequent employers); and (4) a lump-sum cash payment of the amount Duke Energy would have allocated or contributed to the executive's qualified and nonqualified defined benefit pension plan and defined contribution savings plan accounts during the two years following the termination date, plus the unvested portion, if any, of the executive's accounts as of the date of termination that would have vested during the remaining term of the agreement. If the executive would have become eligible for normal retirement at age sixty-five within the two-year period following termination, the two times multiple or two year period mentioned above will be reduced to the period from the termination date to the executive's normal retirement date. As described in more detail below, the agreements also provide for enhanced benefits with respect to equity awards.

            Under the change in control agreements, each named executive officer also is entitled to reimbursement of up to $50,000 for the cost of certain legal fees incurred in connection with claims under the agreements. In the event that any of the payments or benefits provided for in the change in control agreement otherwise would constitute an "excess parachute payment" (as defined in Section 280G of the Code), the amount of payments or benefits would be reduced to the maximum level that would not result in excise tax under Section 4999 of the Code if such reduction would cause the executive to retain an after-tax amount in excess of what would be retained if no reduction were made. In the event a named executive officer becomes entitled to payments and benefits under a change in control agreement, he or she would be subject to a one-year noncompetition and nonsolicitation provision from the date of termination, in addition to certain confidentiality and cooperation provisions.

            For purposes of the change in control agreements, "cause" generally means, unless cured within 30 days, (i) a material failure by the executive to carry out, or malfeasance or gross insubordination in carrying out, reasonably assigned duties or instructions consistent with the executive's position, (ii) the final conviction of the executive of a felony or crime involving moral turpitude, (iii) an egregious act of dishonesty by the executive in connection with employment, or a malicious action by the executive toward the customers or employees of the Duke Energy, (iv) a material breach by the executive of Duke Energy's Code of Business Ethics, or (v) the failure of the executive to cooperate fully with governmental investigations involving Duke Energy. "Good reason," for this purpose, generally means: (a) a reduction in the executive's annual base salary or target annual bonus as in effect immediately prior to the change in control (exclusive of any across the board reduction similarly affecting substantially all similarly situated employees) or (b) the assignment to the executive of a job position with a total point value under the Hay Point Factor Job Evaluation System that is less than 70% of the total point value of the job position held by the executive immediately before the change in control.

            The change in control agreements for Messrs. Turner and Manly and Ms. Good contained enhanced severance protection in the event of a qualifying termination of employment prior to the second anniversary of the merger of Duke Energy and Cinergy (i.e., April 3, 2008). This enhanced protection expired without being triggered.

Equity Awards – Consequence of Termination of Employment

            As described above, each year Duke Energy grants long-term incentives to its executive officers, and the terms of these awards vary somewhat from year to year. The following table summarizes the consequences under Duke Energy's long-term incentive award agreements, without giving effect to the change in control and severance agreements described above, that would generally occur in the event of the termination of employment of a named executive officer (other than Mr. Rogers, whose treatment is described above).

Event	Consequences
Voluntary termination or involuntary termination (retirement eligible)	Phantom Shares – continue to vest Performance Shares – prorated portion of award vests based on actual performance Options – continue to vest
Voluntary termination (not retirement eligible)	Phantom Shares, Performance Shares and Options – the executive's right to unvested portion of award terminates immediately
Involuntary termination (not retirement eligible)
Phantom Shares – prorated portion of award vests
Performance Shares – prorated portion of award vests based on actual performance
Options – the executive's right to unvested shares terminates immediately
Involuntary termination after a CIC	Phantom Shares – immediate vesting Performance Shares – see impact of change in control below Options – generally immediate vesting
Death or Disability
Phantom Shares – immediate or prorated vesting
Performance Shares – prorated portion of award vests based on actual performance
Options – previously vested options are exercisable for 12 or 36 months, or their original term
Change in Control	Phantom Shares – no impact absent termination of employment Performance Shares – prorated portion of award vests based on target performance Options – generally immediate vesting

POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE IN CONTROL ("CIC")

Name and Triggering Event		Cash Severance Payment($)(1)	Incremental Retirement Plan Benefit($)(2)	Welfare and Other Benefits($)(3)	Stock Awards($)(4)	Option Awards($)(5)
James E. Rogers
•	Voluntary termination/Involuntary termination with cause	0	0	0	492,271	0
•	Involuntary termination without cause	10,965,028	0	110,397	492,271	0
•	Involuntary or good reason termination after a CIC	10,965,028	0	110,397	492,271	0
•	Death	0	0	0	492,271	0
•	Disability	0	0	0	492,271	0
David L. Hauser
•	Voluntary termination/Involuntary termination with cause	0	0	76,153	2,137,742	0
•	Involuntary termination without cause	0	0	76,153	2,137,742	0
•	Involuntary or good reason termination after a CIC	2,160,000	358,464	103,645	2,789,542	0
•	Death	0	0	1,330,954	1,685,919	0
•	Disability	0	0	76,153	1,685,919	0
James L. Turner
•	Voluntary termination/Involuntary termination with cause	0	0	0	0	0
•	Involuntary termination without cause	0	0	0	926,031	0
•	Involuntary or good reason termination after a CIC	2,340,014	190,184	30,062	2,133,489	0
•	Death	0	0	0	1,330,205	0
•	Disability	0	0	0	1,330,205	0
Marc E. Manly
•	Voluntary termination/Involuntary termination with cause	0	0	15,865	1,461,967	0
•	Involuntary termination without cause	0	0	15,865	1,461,967	0
•	Involuntary or good reason termination after a CIC	2,160,000	124,541	34,519	1,989,858	0
•	Death	0	0	15,865	1,241,936	0
•	Disability	0	0	15,865	1,241,936	0
Lynn J. Good
•	Voluntary termination/Involuntary termination with cause	0	0	0	0	0
•	Involuntary termination without cause	0	0	0	480,578	0
•	Involuntary or good reason termination after a CIC	1,800,014	148,764	34,664	1,199,262	0
•	Death	0	0	0	716,055	0
•	Disability	0	0	0	716,055	0

(1)
Amounts listed under "Cash Severance Payment" are payable under the terms of the named executive officer's Employment Agreement or Change in Control Agreement, as applicable. The severance benefits set forth above do not include accrued salary and bonus payments earned through December 31, 2008; however, such amounts are reflected in the Summary Compensation Table on page 46.

(2)
Pursuant to the Change in Control Agreements of Messrs. Hauser, Turner and Manly and Ms. Good, the amount listed under "Incremental Retirement Plan Benefit" represents the additional amount that would be contributed to the Duke Energy Retirement Cash Balance Plan, Cinergy Corp. Non-Union Employee's Pension Plan, Duke Energy Executive Cash Balance Plan, Duke Energy Retirement Savings Plan and the Duke Energy Executive Savings Plan in the event the named executive officer continued to be employed by Duke Energy, at his or her rate of base salary as in effect on December 31, 2008, for two additional years.

(3)
Amounts listed under "Welfare and Other Benefits" include: (a) accrued vacation; (b) the amount that would be paid to each named executive officer who has entered into a Change in Control Agreement in lieu of providing continued welfare benefits for 24 months; and (c) life insurance proceeds with respect to grandfathered life insurance benefits for Mr. Hauser. The life insurance benefit for Mr. Hauser is provided under split dollar life insurance arrangements that provide a death benefit in an amount equal to the excess of 2.5 times his annual base salary over his supplemental account under the Duke Energy Executive Cash Balance Plan. As of December 31, 2008, $245,199 was credited to Mr. Hauser's supplemental account.

(4)
The amounts listed under "Stock Awards" do not include amounts attributable to the performance shares that vested on December 31, 2008; such amounts are included in the Option Exercises and Stock Vested Table on page 53.

(5)
As of December 31, 2008, all unvested stock options were underwater. As of December 31, 2008, and without regard to any acceleration of vesting that would otherwise occur upon a triggering event, the vested options of Messrs. Rogers, Hauser, Turner and Manly and Ms. Good with respect to Duke Energy shares were 1,465,952; 92,600; 145,860; 4,936 and 37,939, respectively, and with respect to Spectra Energy shares were 779,711; 78,800; 72,929; 3,346 and 18,968, respectively.

            The amounts listed in the preceding table have been determined based on a variety of assumptions, including reasonable increases to the limits on qualified retirement plan benefits under the Code, and the actual amounts to be paid out can only be determined at the time of each named executive officer's termination of employment. The amounts described in the table do not include compensation to which each named executive officer would be entitled without regard to his or her termination of employment, including (i) base salary and short-term incentives that have been earned but not yet paid, (ii) amounts that have been earned, but not yet paid, under the terms of the plans listed under the Pension Benefits and Nonqualified Deferred Compensation tables on pages 54 and 58, and (iii) the potential reimbursement of legal fees.

            The amounts shown above do not reflect the fact that, under the Change in Control Agreements that Duke Energy has entered into with Messrs. Hauser, Turner and Manly and Ms. Good, in the event that payments to any such executive in connection with a change in control otherwise would result in a golden parachute excise tax and lost tax deduction under Sections 280G and 4999 of the Code, such amounts would be reduced to the extent necessary so that such tax would not apply under certain circumstances. As previously described, Mr. Rogers would have been entitled to a tax gross-up payment if any amounts payable to him while his April 2006 Agreement remained in force had been subject to the golden parachute excise tax.

            The amounts shown above with respect to stock awards and option awards were calculated based on a variety of assumptions, including the following: (i) the named executive officer terminated employment on December 31, 2008; (ii) a stock price for Duke Energy common stock equal to $15.01 and $15.74 for Spectra Energy common stock, which were the closing prices on December 31, 2008 (the last trading day of 2008); (iii) the continuation of Duke Energy's and Spectra Energy's dividend at the rate in effect on December 31, 2008; and (iv) performance at the target level with respect to performance shares. Additionally, the amounts listed above with respect to Messrs. Hauser and Manly reflect the fact that, upon termination for any reason, except death or disability, such individuals would receive the full value of all unvested phantom shares and the dividends that would be paid on such shares for the remainder of the original vesting period, subject to compliance with restrictive covenants contained in such awards, because each such individual has attained retirement age.

Potential Payments Due Upon a Change in Control

            Other than as described below, the occurrence of a change in control of Duke Energy would not trigger the payment of benefits to the named executive officers absent a termination of employment. If a change in control of Duke Energy occurred on December 31, 2008, the outstanding performance shares awards would be paid out on a prorated, including dividend equivalents, basis assuming target performance. As of December 31, 2008, the prorated performance shares that would be paid as a result of these accelerated vesting provisions, including dividend equivalents, would have had a value of $0; $1,508,183; $1,276,828; $1,188,392 and $767,267 for Messrs. Rogers, Hauser, Turner and Manly and Ms. Good, respectively.

REPORT OF THE CORPORATE GOVERNANCE COMMITTEE

            The following is the report of the Corporate Governance Committee with respect to its philosophy, responsibilities and initiatives.

Philosophy and Responsibilities

            We believe that sound corporate governance has three components: (i) Board of Directors independence, (ii) processes and practices that foster solid decision-making by both management and the Board of Directors, and (iii) balancing the interests of all of our stakeholders – our investors, customers, employees, the communities we serve and the environment. The Corporate Governance Committee's charter is available on our website at www.duke-energy.com/corporate-governance/board-committee-charters/corporate.asp and is summarized below.

            Membership.    The Committee must be comprised of three or more members, all of whom must qualify as independent directors under the listing standards of the NYSE and other applicable rules and regulations.

            Responsibilities.    The Committee's responsibilities include, among other things: (i) implementing policies regarding corporate governance matters; (ii) assessing the Board of Directors membership needs and recommending nominees; (iii) recommending to the Board of Directors those directors to be selected for membership on, or removal from, the various Board of Directors' committees and those directors to be designated as chairs of Board of Directors' committees; and (iv) sponsoring and overseeing performance evaluations for the various Board of Directors' committees, the Board of Directors as a whole, and the directors and management, including the Chief Executive Officer.

            Investigations and Evaluations.    The Committee may conduct or authorize investigations into or studies of matters within the scope of the Committee's duties and responsibilities, and may retain, at the Company's expense, and in the Committee's sole discretion, consultants to assist in such work as the Committee deems necessary. In addition, the Committee has the sole authority to retain or terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm's fees and other retention terms, such fees to be borne by the Company. Finally, the Committee conducts an annual self-evaluation of its performance.

Governance Initiatives

            All of our Board of Directors committee charters, as well as our Principles for Corporate Governance, Code of Business Ethics for Employees and Code of Business Conduct & Ethics for Directors are available on our website at www.duke-energy.com/corporate-governance/board-committee-charters.asp and are available in print upon request. The Duke Energy Code of Business Conduct & Ethics for Directors was amended on February 26, 2008 and approved by the Board. Any future amendment to or waiver from our Code of Business Ethics for executive officers or Code of Business Conduct & Ethics for directors must be approved by the Board and will be posted on our website. Additionally, during 2008 our Board of Directors held 4 executive sessions with independent directors only.

Director Candidates

            Profile.    We look for the following characteristics in any candidate for nominee to serve on our Board of Directors:

  •
  fundamental qualities of intelligence, perceptiveness, good judgment, maturity, high ethics and standards, integrity and fairness;

  •
  a genuine interest in Duke Energy and a recognition that, as a member of the Board of Directors, one is accountable to the shareholders of Duke Energy, not to any particular interest group;

  •
  a background that includes broad business experience or demonstrates an understanding of business and financial affairs and the complexities of a large, multifaceted, global business organization;

  •
  present or former chief executive officer, chief operating officer, or substantially equivalent level executive officer of a highly complex organization such as a corporation, university or major unit of government, or a professional who regularly advises such organizations;

  •
  no conflict of interest or legal impediment which would interfere with the duty of loyalty owed to Duke Energy and its shareholders;

  •
  the ability and willingness to spend the time required to function effectively as a director;

  •
  compatibility and ability to work well with other directors and executives in a team effort with a view to a long-term relationship with Duke Energy as a director;

  •
  independent opinions and willingness to state them in a constructive manner; and,

  •
  willingness to become a shareholder of Duke Energy (within a reasonable time of election to the Board of Directors).

            Nominees.    The Committee may engage a third party from time to time to assist it in identifying and evaluating director-nominee candidates, in addition to current members of the Board of Directors standing for re-election. The Committee will provide the third party, based on surveys of the then-current Board of Directors members and the profile described above, the characteristics, skills and experiences that may complement those of our existing members. The third party will then provide recommendations for nominees with such attributes. The Committee considers nominees recommended by shareholders on a similar basis, taking into account, among other things, the profile criteria described above and the nominee's experiences and skills. In addition, the Committee considers the shareholder-nominee's independence with respect to both the Company and the nominating shareholder. All of the nominees on the proxy card are current members of our Board of Directors and were recommended by the Committee.

            Shareholders interested in submitting nominees as candidates for election as directors must provide timely written notice to Corporate Governance Committee, c/o Corporate Secretary, Duke

Energy Corporation, P.O. Box 1006, Charlotte, NC 28201-1006. The notice must set forth, as to each person whom the shareholder proposes to nominate for election as director:

  •
  the name and address of the recommending shareholder(s), and the class and number of shares of capital stock of Duke Energy that are beneficially owned by the recommending shareholder(s);

  •
  a representation that the recommending shareholder(s) is a holder of record of stock of Duke Energy entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice;

  •
  the name, age, business address and principal occupation and employment of the recommended nominee;

  •
  any information relevant to a determination of whether the recommended nominee meets the criteria for Board of Directors membership established by the Board of Directors and/or the Corporate Governance Committee;

  •
  any information regarding the recommended nominee relevant to a determination of whether the recommended nominee would be considered independent under the applicable NYSE rules and Securities and Exchange Commission rules and regulations;

  •
  a description of any business or personal relationship between the recommended nominee and the recommending shareholder(s), including all arrangements or understandings between the recommended nominee and the recommending shareholder(s) and any other person(s) (naming such person(s)) pursuant to which the nomination is to be made by the recommending shareholder(s);

  •
  a statement, signed by the recommended nominee, (1) verifying the accuracy of the biographical and other information about the nominee that is submitted with the recommendation, (2) affirming the recommended nominee's willingness to be a director, and (3) consenting to serve as a director if so elected;

  •
  if the recommending shareholder(s) has beneficially owned more than 5% of Duke Energy's voting stock for at least one year as of the date the recommendation is made, evidence of such beneficial ownership as specified in the rules and regulations of the SEC;

  •
  if the recommending shareholder(s) intends to solicit proxies in support of such recommended nominee, a representation to that effect; and

  •
  all other information relating to the recommended nominee that is required to be disclosed in solicitations for proxies in an election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, information regarding (1) the recommended nominee's business experience; (2) the class and number of shares of capital stock of Duke Energy, if any, that are beneficially owned by the recommended nominee; and (3) material relationships or transactions, if any, between the recommended nominee and Duke Energy's management.

Resignation Policy

            Our Principles for Corporate Governance set forth our procedures to be followed if a director-nominee is elected, but receives a majority of "withheld" votes. In an uncontested election, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election is required to tender his or her resignation following certification of the shareholder vote. The Corporate Governance Committee is then required to make a recommendation to the Board of Directors with respect to any such letter of resignation. The Board of Directors is required to take action with respect to this recommendation and to disclose its decision-making process. Full details of this policy are set out in our Principles for Corporate Governance, which is posted on our website at www.duke-energy.com/corporate-governance/principles.asp.

Communications with Directors

            Interested parties can communicate with any of our directors by writing to our Corporate Secretary at the following address:

    Corporate Secretary
    Duke Energy Corporation
    P.O. Box 1006
    Charlotte, NC 28201-1006

            Interested parties can communicate with our lead director by writing to the following address:

    Lead Director
    c/o Corporate Secretary
    Duke Energy Corporation
    P.O. Box 1006
    Charlotte, NC 28201-1006

            Our Corporate Secretary will distribute communications to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Duke Energy Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors be excluded, such as: spam; junk mail and mass mailings; service complaints; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, obscene or similarly unsuitable will be excluded. However, any communication that is so excluded remains available to any director upon request.

Corporate Governance Committee
Ann Maynard Gray (Chair) Michael G. Browning Daniel R. DiMicco

OTHER INFORMATION

Discretionary Voting Authority

            As of the date this proxy statement went to press, Duke Energy did not anticipate that any matter other than the proposals set out in this proxy statement would be raised at the annual meeting. If any other matters are properly presented at the annual meeting, the persons named as proxies will have discretion to vote on those matters according to their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

            Section 16(a) of the Securities Exchange Act of 1934 requires Duke Energy's directors and executive officers, and any persons owning more than ten percent of Duke Energy's common stock, to file with the SEC initial reports of beneficial ownership and certain changes in that beneficial ownership, with respect to the equity securities of Duke Energy. We prepare and file these reports on behalf of our directors and executive officers. During 2008, Form 4s reporting transactions by Messrs. Barron, De May, Hauser, Jamil, Rolfe, Trent and Young were filed after their due date. To our knowledge, all other Section 16(a) reporting requirements applicable to our directors and executive officers were complied with during 2008.

Related Person Transactions

            Related Person Transaction Policy.    The Corporate Governance Committee adopted a Related Person Transaction Policy that sets forth our procedures for the identification, review, consideration and approval or ratification of "related person transactions." For purposes of our policy only, a "related person transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any "related person" are, were or will be participants in which the amount involves exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A "related person" is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

            Under the policy, if a transaction has been identified as a related person transaction (including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation), our management must present information regarding the related person transaction to our Corporate Governance Committee (or, if Corporate Governance Committee approval would be inappropriate, to the Board of Directors) for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will, on an annual basis, collect information from each director, executive officer and (to the extent feasible) significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Corporate Governance Committee (or Board of Directors) will take into account the relevant available facts and circumstances including, but not limited to:

  •
  the risks, costs and benefits to us;

  •
  the impact on a director's independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

  •
  the availability of other sources for comparable services or products; and

  •
  the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

            The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Corporate Governance Committee (or Board of Directors) must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our shareholders, as our Corporate Governance Committee (or Board of Directors) determines in the good faith exercise of its discretion. All of the transactions described below were approved in accordance with the policy.

            Nucor Corporation.    Duke Energy Indiana, Inc. ("Duke Energy Indiana"), a wholly-owned subsidiary of Duke Energy, and Nucor Corporation ("Nucor"), have entered into an agreement pursuant to which Duke Energy Indiana provides electric service to one of Nucor's plants that is located in the Duke Energy Indiana service territory. Pursuant to this agreement, in 2008, Nucor paid Duke Energy Indiana approximately $57 million for such electric services.

            In addition, from time to time, Duke Energy and/or its subsidiaries and contractors may purchase steel from Nucor.

            Mr. DiMicco, a member of the Board of Directors, is also Chairman, President and Chief Executive Officer of Nucor and therefore may be deemed to have an interest in the transactions described above.

Proposals and Business by Shareholders

            If you wish to submit a proposal for inclusion in the proxy statement for our 2010 annual meeting of shareholders, we must receive it by November 20, 2009.

            In addition, if you wish to introduce business at our 2010 annual meeting (besides that in the Notice of the meeting), you must send us written notice of the matter. Your notice must comply with the requirements of our bylaws, and we must receive it no earlier than January 7, 2010, and no later than February 6, 2010. The individuals named as proxy holders for our 2010 annual meeting will have discretionary authority to vote proxies on matters of which we are not properly notified and also may have discretionary voting authority under other circumstances.

            Your proposal or notice should be mailed to Duke Energy's Corporate Secretary at P.O. Box 1006, Charlotte, North Carolina 28201-1006.

Electronic Delivery of the 2009 Annual Report and Proxy Materials

            If you received a paper version of this year's proxy materials, please consider signing up for electronic delivery of next year's materials. Electronic delivery reduces Duke Energy's printing and postage costs associated with paper publications. You will be notified immediately by e-mail when next year's annual report and proxy materials are available. E-delivery makes it more convenient for shareholders to cast their votes on issues that affect Duke Energy.

            In order to enroll for electronic delivery, go to www.icsdelivery.com/duk and follow the instructions. You will need to enter a valid email address along with your social security number.

            If you elect to receive your Duke Energy materials via the internet, you can still request paper copies by contacting Investor Relations at (800) 488-3853 or by e-mail at InvestDUK@duke-energy.com.

Householding Information

            Duke Energy has adopted a procedure called "householding," which has been approved by the SEC, for shareholders of record on February 1, 2003. Under this procedure, a single copy of the annual report and proxy statement is sent to any household at which two or more shareholders reside, unless one of the shareholders at that address notifies us that they wish to receive individual copies. This procedure reduces our printing costs and fees. Each shareholder will continue to receive separate proxy cards, and householding will not affect dividend check mailings, or InvestorDirect Choice Plan statement mailings, in any way.

            This year, we are seeking consent to householding from shareholders who became shareholders of record after February 1, 2003, and from shareholders who have previously revoked their consent but wish to participate in householding. If you provide consent this year or, if you have already consented to householding, householding will continue until you are notified otherwise or until you notify Investor Relations by telephone at (800) 488-3853, by e-mail at InvestDUK@duke-energy.com, or by mail at P.O. Box 1005, Charlotte, NC 28201-1005, that you wish to continue to receive separate annual reports and proxy statements. You will be removed from the householding program within 30 days of receipt of your notice. If you received a householded mailing this year and you would like to have additional copies of our annual report and proxy statement mailed to you, please submit your request to Investor Relations at the number or address above. We will promptly send additional copies of the annual report and proxy statement upon receipt of such request.

            A number of brokerage firms have instituted householding. If you hold your shares in "street name," please contact your bank, broker or other holder of record to request information about householding.

Appendix A

2007 CDB Energy Services Executive Compensation Database

AGL Resources
Allegheny Energy
Allete
Alliant Energy
Ameren
American Electric Power
Areva NP
Ashmore Energy
    International
Atmos Energy
Avista
Black Hills
California Independent
    System Operator
Calpine
CenterPoint Energy
Cleco
CMS Energy
Colorado Springs Utilities
Consolidated Edison
Constellation Energy
Covanta Energy
DKRW Energy
Dominion Resources
DTE Energy	Dynegy
E.ON U.S.
Edison International
El Paso
Enbridge Energy
Energen
Energy Northwest
Enron
Entergy
EPCO
Equitable Resources
Eugene Water &
    Electric Board
Exelon
FirstEnergy
FPL Group
Great Plains Energy
IDACORP
JEA
KAPL
Lower Colorado River
    Authority
MDU Resources
MGE Energy
Mirant
National Fuel Gas
New York Power Authority	Nicor
Northeast Utilities
NorthWestern Energy
NRG Energy
NSTAR
Nuclear Management
NW Natural
OGE Energy
Omaha Public Power
ONEOK
Otter Tail
Pacific Gas & Electric
PacifiCorp
Pepco Holdings
Pinnacle West Capital
PNM Resources
Portland General Electric
PPL
Progress Energy
Public Service Enterprise
    Group
Puget Energy
Salt River Project
Santee Cooper
SCANA
Sempra Energy	Southern Company
Southern Union Company
Spectra Energy
STP Nuclear Operating
SUEZ Energy North America
Targa Resources
Tennessee Valley Authority
TransCanada
TXU
UIL Holdings
UniSource Energy
Unitil
USEC
Westar Energy
Williams Companies
Wisconsin Energy
Xcel Energy

A-1

Appendix B

2007 CDB General Industry Executive Compensation Database

3M
Abbott Laboratories
Accenture
ACH Food
Air Products and Chemicals
Alstom Power
American Standard
Amgen
Anheuser-Busch
Apple Computer
ARAMARK
ArvinMeritor
Automatic Data Processing
Baxter International
Boehringer Ingelheim
Bovis Lend Lease
Bristol-Myers Squibb
Burlington Northern
    Santa Fe
Cadbury Schweppes North
    America
Celestica
CHS
Colgate-Palmolive
ConAgra Foods
Continental Automotive
Systems	Cox Enterprises
CSX
Diageo North America
DIRECTV
Eastman Kodak
Eaton
EDS
Eli Lilly
EMC
Emerson
EnCana Oil & Gas USA
Express Scripts
Fluor
Fortune Brands
Gap
Genentech
General Mills
Goodyear Tire & Rubber
Henkel
Ingersoll Rand
International Paper
J.C. Penney Company
JM Family
Kellogg	Kimberly-Clark
Kohl's
L-3 Communications
Lafarge North America
Lorillard
Marriott International
Masco
McDonald's
Medtronic
Merck
National Starch & Chemical
NIKE
Norfolk Southern
Nortel Networks
Northwest Airlines
Occidental Petroleum
Oracle
Phelps Dodge
PPG Industries
Pulte Homes
Qwest Communications
Reynolds American
Rio Tinto
Schering-Plough	Schneider Electric
Seagate Technology
Securitas Security Services
    USA
Sodexho
Staples
Sun Microsystems
Sybron Dental Specialties
Tesoro
Texas Instruments
Textron
Union Pacific
United Airlines
United States Steel
Viacom
Visteon
Weyerhaeuser
Whirlpool
Wyeth
Xerox
Yum! Brands

B-1

2009 Annual Meeting of Shareholders
May 7, 2009 at 10:00 a.m. local time

Duke Energy Corporation
Energy Center
526 South Church Street
Charlotte, NC 28202

Directions to Annual Meeting of Shareholders

From I-77 North:
Take the Morehead Street exit - 10A
Turn Left onto Morehead Street
Turn Left onto Mint Street
Mint Street Parking Deck located adjacent to Bank of America Stadium

From I-77 South:
Take the I-277/John Belk Freeway/US-74/Wilkinson Blvd. exit - 9B
Merge onto I-277 N/US-74 E.
Take the Carson Blvd. exit - 1D
Stay straight to Carson Blvd.
Turn Left onto Mint Street
Mint Street Parking Deck located adjacent to Bank of America Stadium

Free parking available in the Mint Street Parking Deck.
1 -Energy Center
2 -Mint Street Parking Deck
3 -Bank of America Stadium

DUKE ENERGY CORPORATION 526 SOUTH CHURCH ST. CHARLOTTE, NC 28202-1802

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, on Wednesday, May 6,

2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the

Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until

11:59 P.M. Eastern Time, on Wednesday, May 6, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing,

c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                  DUKEE1                    KEEP THIS PORTION FOR YOUR RECORDS

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DUKE ENERGY CORPORATION			For	Withhold	For All	To withhold authority to vote for any individual
The Board of Directors recommends a vote “For All” Director nominees			All	All	Except	nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of ten directors		☐	☐	☐

	01) William Barnet, III	07) James T. Rhodes
	02) G. Alex Bernhardt, Sr.	08) James E. Rogers
	03) Michael G. Browning	09) Philip R. Sharp
	04) Daniel R. DiMicco	10) Dudley S. Taft
05) Ann Maynard Gray
06) James H. Hance, Jr.

The Board of Directors recommends a vote “For” Proposal 2.

			For	Against	Abstain

2.		Ratification of Deloitte & Touche LLP as Duke Energy Corporation’s independent public accountant for 2009	☐	☐	☐

I have provided written comments on the back of this card.					☐

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)	Date

Directions to
Annual Meeting of Shareholders

Duke Energy

Energy Center

526 South Church Street

Charlotte, NC  28202

From I-77 North:

Take the Morehead Street exit - 10A

Turn Left onto Morehead Street

Turn Left onto Mint Street

Mint Street Parking Deck located adjacent to Bank of America Stadium

From I-77 South:

Take the I-277/John Belk Freeway/US-74/Wilkinson Blvd. exit - 9B

Merge onto I-277 N/US-74 E.

Take the Carson Blvd. exit - 1D

Stay straight to Carson Blvd.

Turn left onto Mint Street

Mint Street Parking Deck located adjacent to Bank of America Stadium

Free Parking available in the Mint Street Parking Deck.

1 - Energy Center

2 - Mint Street Parking Deck

3 - Bank of America Stadium

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Summary Annual Report and Form 10-K are available at www.proxyvote.com.

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

DUKE ENERGY CORPORATION

Annual Meeting of Shareholders

May 7, 2009 at 10:00 a.m.

Energy Center - O.J. Miller Auditorium

526 South Church Street

Charlotte, North Carolina

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James E. Rogers, David L. Hauser and Marc E. Manly, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of Common Stock of Duke Energy Corporation of the undersigned at the annual meeting of shareholders to be held in the Energy Center, 526 South Church Street, Charlotte, North Carolina, on May 7, 2009 and at any adjournment thereof, upon all subjects that may come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card. If no directions are given, the individuals designated above will vote for the election of all director nominees, in accord with the directors’ recommendations on the other subjects listed on this card and at their discretion on any other matter that may come before the meeting.

Comments:  _______________________________________________________________________________

__________________________________________________________________________________________

(If you noted any Comments above, please mark corresponding box on the reverse side.)

QuickLinks

FREQUENTLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
PROPOSAL 1: ELECTION OF DIRECTORS
INFORMATION ON THE BOARD OF DIRECTORS
PROPOSAL 2: RATIFICATION OF DELOITTE & TOUCHE LLP AS DUKE ENERGY CORPORATION'S INDEPENDENT PUBLIC ACCOUNTANT FOR 2009
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
REPORT OF THE CORPORATE GOVERNANCE COMMITTEE
OTHER INFORMATION